   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1999

                                                      REGISTRATION NO. 333-83155
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                               AMENDMENT NO. 5 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                           STAR SERVICES GROUP, INC.
                (Name of Registrant as Specified in its Charter)

                           -------------------------

               FLORIDA                                 4953                                65-0893224
    (State or Other Jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of Incorporation or Organization)         Classification Code Number)                Identification No.)

                           STAR SERVICES GROUP, INC.
                           2075 NORTH POWERLINE ROAD
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 974-3800
         (Address and Telephone Number of Principal Executive Offices)

                           STAR SERVICES GROUP, INC.
                           2075 NORTH POWERLINE ROAD
                          POMPANO BEACH, FLORIDA 33069
(Address of Principal Place of Business or Intended Principal Place of Business)

                               JACK R. CASAGRANDE
                             CHAIRMAN OF THE BOARD
                           STAR SERVICES GROUP, INC.
                           2075 NORTH POWERLINE ROAD
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 974-3800
           (Name, Address and Telephone Number of Agent for Service)
                           -------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

         SAMUEL G. WEISS, ESQ.                    GARY M. EPSTEIN, ESQ.
         WEISS & FEDERICI, LLP                   GREENBERG TRAURIG, P.A.
            30 MAIN STREET                        1221 BRICKELL AVENUE
    PORT WASHINGTON, NEW YORK 11050               MIAMI, FLORIDA 33131
            (516) 944-7749                           (305) 579-0500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two separate prospectuses. The first prospectus relates to the offer and issuance by Star Services Group, Inc. of 12,000,000 shares of common stock in connection with future acquisitions of other businesses or properties. The second prospectus relates to the offering of 8,000,000 shares of common stock by the shareholders of Star Services from time to time after effectiveness of the registration statement. Following the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock are alternate pages for the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock, including alternate front outside and back outside cover pages, an alternate "Use of Proceeds" section, an alternate "Dilution" section, an alternate "Registering Shareholders" section to replace the "Principal and Selling Shareholders" section of the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock, an alternate "Concurrent Registration" section, an alternate "Legal Matters" section, and a section entitled "Plan of Distribution." Each of the alternate pages for the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock included herein is labeled "Alternate page for Registering Shareholders Prospectus." All other sections of the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock are also to be used in the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock. In addition, cross references in the prospectus relating to the offer by Star Services of 12,000,000 shares of common stock will be adjusted in the prospectus relating to the offering by Star Services' shareholders of 8,000,000 shares of common stock to refer to the appropriate sections.

                    SUBJECT TO COMPLETION DECEMBER 13, 1999


                                   PROSPECTUS

                               12,000,000 Shares

                                  Common Stock

                           STAR SERVICES GROUP, INC.
                            (A FLORIDA CORPORATION)

                           -------------------------

     We may offer and issue the 12,000,000 shares from time to time in connection with future acquisitions of other businesses or properties. See "Plan of Distribution." We will describe in an amendment to this prospectus all material information about our issuance of shares in connection with future acquisitions. The shares may be sold at the market price or at negotiated prices.

     Our stock trades on Nasdaq's OTC Bulletin Board(R) under the symbol "SSVC."
On September   , 1999, the closing bid price of the stock was $  .

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated           , 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary..................     1
The Company.........................     1
Risk Factors........................     5
Use of Proceeds.....................    13
Dividend Policy.....................    13
Dilution............................    13
Principal Shareholders..............    14
Selected Financial Data.............    15
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................    17
Results of Operations...............    22
Disclosure Regarding Pro Forma
  Information.......................    22


                                      PAGE
                                      ----
Business............................    28
Management..........................    41
Certain Relationships and Related
  Transactions......................    45
Description of Capital Stock........    46
Shares Eligible for Future Sale.....    48
Plan of Distribution................    49
Legal Matters.......................    50
Experts.............................    50
Available Information...............    50
Information Not Required in the
  Prospectus........................  II-1

                               PROSPECTUS SUMMARY

     This summary highlights the material information from this prospectus other than the risk factors section. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise specified, all references to Star Services mean Star Services and our subsidiaries, and all references to solid waste mean non-hazardous solid waste.

                           STAR SERVICES GROUP, INC.

     Star Services Group, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in the greater Miami, Fort Lauderdale and Palm Beach areas of Florida. We intend to expand our operations into other areas of the eastern United States. We currently own and operate one company that collects solid waste and three material recovery facilities ("MRFs"). We also operate one construction and demolition debris landfill (a "C&D Landfill"). As of September 30, 1999, we were providing service to more than 700 commercial and industrial customers in Florida.

     Star Services intends to become a leading solid waste service company in Florida and in additional selected markets, particularly along the eastern seaboard and in the southeastern United States. We have targeted these markets because we believe that they have strong projected economic or population growth rates. Additionally, our senior management team has extensive experience in acquiring, integrating and operating solid waste services businesses in a number of markets in these areas.

STRATEGY

     Our growth strategy is as follows:

     - Initially, we plan to acquire solid waste companies in selected markets; we intend to establish a market presence in certain target markets and expand our existing markets.

     - In target markets where suitable acquisition candidates are not available, we plan to start new operating companies; these new companies will seek to capitalize on existing relationships with our customers in existing markets and a sales force dedicated to building new client relationships.

     - Once we are established in a market, we will implement our operating strategy, which focuses on generating internal growth through exceptional service.

     - We will attempt to obtain contracts and exclusive arrangements with local or regional governmental entities.

     - We plan to be involved in many levels of solid waste disposal in each of our markets. For example, we may seek to acquire or operate a transfer station, landfill, MRF or lakefill operation in order to become involved in many different aspects of the solid waste services industry in those markets.

COMPANY HISTORY

     Bailey & Baron was incorporated under the laws of the State of Florida in April 1989 for the purpose of seeking viable businesses or enterprises with which to enter into a business combination. Bailey & Baron had no material operations until June 1999, when Star Services Group, Inc., was merged into Bailey & Baron and Bailey & Baron changed its name to Star Services Group, Inc. Bailey & Baron, now renamed Star Services Group, Inc., was the surviving corporation in the merger. The Board of Directors and management of Star Services became the Board of Directors and management of the surviving corporation.

     Star Services was formed in February 1999 as a holding company to facilitate the consolidation of the operations of six companies which were under common control, but which had operated independently. These companies specialize in the collection, recycling and disposal of construction and demolition materials and also provide other solid waste collection, recycling and waste industry services. Star Services acquired these predecessor companies in exchange for 5,000,000 shares of Star Services' common stock.

     These predecessor corporations had revenues for the year ended December 31, 1998 and the nine months ended September 30, 1999 of approximately $3.5 million and $8.1 million, respectively.

     The six predecessor companies are:

     - Delta Recycling Corp.

     - Delta Transfer Corp.

     - Eastern Recycling, Inc.

     - Delta Resources Corp.

     - Delrock Management Corp.

     - Delta Waste Corp.

     In April 1999, Star Services formed an additional wholly-owned subsidiary, Delta Tall Pines Corp., to operate a MRF in Palm Beach County. See "Certain Transactions."

RECENT DEVELOPMENTS

     In June 1999, Delta Waste entered into an agreement to purchase seven solid waste collection routes and associated equipment from Waste Management, Inc. for $5.2 million. We are currently seeking to negotiate a $10 million credit facility in order to pay the purchase price. If we are unable to obtain the credit facility, we will borrow the amount necessary from certain of the Company's executive officers and cash on hand. Consummation of the transaction is subject to regulatory approval. The Department of Justice has informed us that it will not approve the purchase unless four of our shareholders, who are also employees of Waste Management, Inc., sell their shares of Star Services Common Stock within 90 days after the purchase is completed.

     Star Services acquired all of the assets and liabilities of Mario's Equipment Sales, Inc., on October 1, 1999. Mario's is in the business of clearing land prior to construction. Star Services believes that this new area of business will generate additional waste hauling work from developers. The purchase price is expected to be paid by delivery of 100,000 shares of Star Services' common stock and a three-year, $100,000 promissory note.

     Star Services Group, Inc.'s executive offices are located at 2075 N. Powerline Road, Pompano Beach, Florida 33069, telephone number (954) 974-3800.

                   CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

     Unless otherwise indicated, pro forma condensed consolidated financial information gives effect to the prospective acquisition of Mario's Equipment Rental, Inc. as if the acquisition had taken place at September 30, 1999 for the pro forma condensed consolidated balance sheet, and at January 1, 1998 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine month period ended September 30, 1999.

     The pro forma information is based on historical financial statements giving effect to the proposed transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

                          PRICE RANGE OF COMMON STOCK

     Star Services' Common Stock began trading on the Nasdaq OTC bulletin board under the symbol "SSVC" effective July 7, 1999. Prior to that date, Bailey & Baron's Common Stock had traded on the Nasdaq OTC bulletin board under the symbol "BYAB". As Bailey & Baron had no operations, assets or liabilities prior to its merger with Star Services, information regarding trading information prior to July 7, 1999 is not presented. The following table presents quarterly information on the price range of the Company's Common Stock. This information indicates the high and low bid quotations reported by the Nasdaq OTC bulletin board.

                                                 HIGH BID PRICE    LOW BID PRICE
                                                 --------------    -------------
1999
Third Quarter (July 7, 1999 through September
    , 1999)....................................      $10.00            $3.25

     On September 24, 1999, the last sale price reported on the Nasdaq over the
counter bulletin board for the Common Stock was $       .

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following tables present summary historical and pro forma financial data derived from the consolidated financial statements of Star Services and from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data for September 30, 1999 and the consolidated statement of operations data for the nine-month periods ended September 30, 1999 and 1998 have not been audited by independent auditors, but in the opinion of management of Star Services, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included.

     The following unaudited pro forma data gives effect to the prospective acquisition of Mario's Equipment Rental, Inc., as if the transaction had occurred at the beginning of the period in the case of the statement of operations data and at the end of the period in the case of the balance sheet data.

     The following data should be read in conjunction with the consolidated financial statements of Star Services and related notes thereto and the unaudited pro forma condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future.

                                                                                            PRO FORMA CONSOLIDATED(1)
                                AUGUST 26, 1997                                            ----------------------------
                                  (INCEPTION)                       NINE MONTHS ENDED                         NINE
                                    THROUGH        YEAR ENDED         SEPTEMBER 30,         YEAR ENDED    MONTHS ENDED
                                 DECEMBER 31,     DECEMBER 31,   -----------------------   DECEMBER 31,   SEPTEMBER 30,
                                     1997             1998          1998         1999          1998           1999
                                ---------------   ------------   ----------   ----------   ------------   -------------
                                                                       (UNAUDITED)                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenues................    $  235,596       $3,542,851    $1,879,979   $8,126,509    $4,587,275     $9,049,183
Income (loss) from
  operations..................        31,305          (19,319)      108,985     (793,055)      (50,935)      (812,137)
Interest expense..............        (1,613)         (70,423)      (35,382)    (167,960)      (87,083)      (198,068)
Net income (loss).............        29,692          (89,742)       73,603     (590,355)      (86,824)      (598,353)
Earnings (loss) per share.....          0.01            (0.02)        (0.01)       (0.09)        (0.02)         (0.09)
Pro forma income tax (expense)
  benefit.....................        (9,000)          27,000       (25,761)     317,883        46,751        322,190
Pro forma net income (loss)...        20,692          (62,742)       47,842     (590,355)      (86,824)      (598,353)
Pro forma earnings (loss) per
  share.......................          0.00            (0.01)         0.01        (0.09)        (0.02)         (0.09)
Common shares.................     5,000,000        5,000,000     5,000,000    6,646,016     5,100,000      6,746,016


                                                  PRO FORMA
                                               CONSOLIDATED(1)
                                               ----------------
                              SEPTEMBER 30,     SEPTEMBER 30,
                                  1999               1999
                              -------------     -------------
                               (UNAUDITED)       (UNAUDITED)
BALANCE SHEET DATA:
Cash and equivalents.......    $1,989,579         $2,005,049
Current assets.............     3,500,332          3,743,084
Current liabilities........     2,115,308          2,670,883
Working capital............     1,385,024          1,072,201
Total assets...............     8,843,965         10,120,300
Long-term debt, net of
  current portion..........     2,666,812          2,899,072
Shareholders' equity.......     4,061,845          4,550,345


-------------------------

(1) See Pro Forma Condensed Consolidated Financial Statements and related Notes at pages F-18 through F-22.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

STAR SERVICES HAS A SHORT HISTORY AND IT IS DIFFICULT FOR US TO PREDICT FUTURE LEVELS OF GROWTH

     Star Services was formed in February 1999. The operating companies that Star Services acquired commenced operations in August 1997. Accordingly, we have only a limited operating history on which you may evaluate our business and prospects. A limited operating history makes it more difficult to predict or count upon future levels of growth. You should consider the disclosures about Star Services in this prospectus in light of the risks, expenses and difficulties that companies frequently encounter in their early stages of development.

WE MAY NOT BE ABLE TO LOCATE SUITABLE ACQUISITION CANDIDATES, WHICH COULD LIMIT OUR GROWTH

     Although we have identified several acquisition candidates that we believe are suitable, we may not be able to acquire them at prices or on terms and conditions favorable to us. As a result, our growth could be limited.

     Acquisitions constitute an important element of growth in the solid waste services industry and a number of our competitors are actively engaged in seeking acquisitions. Most of them have greater financial resources than we do. Increased competition for acquisition candidates may make fewer acquisition opportunities available to us, and may cause us to pay more for acquisitions. Acquisition costs may increase to levels beyond our financial capability or that would adversely affect our operating results and financial condition. Our ability to make acquisitions may depend in part on the relative attractiveness of our common stock as consideration for potential acquisition candidates. This attractiveness may depend largely on the relative market price and capital appreciation prospects of our common stock compared to the stock of our competitors. If the market price of our common stock is not maintained at attractive levels, it may be difficult to make acquisitions on terms that would not create too much dilution for our existing shareholders.

WE MAY HAVE DIFFICULTY FINANCING OUR FUTURE ACQUISITIONS, WHICH COULD LIMIT OUR GROWTH

     We expect to finance future acquisitions through cash from operations, borrowings, issuance of equity or debt securities and/or seller financing. If the issuance of common stock cannot be used to fund an acquisition in whole or in part or if our common stock does not maintain a sufficient market value, we may have to use more of our cash or borrowings under credit facilities that Star Services may establish in the future. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. If available cash from operations and borrowings under credit facilities that Star Services may establish in the future are not sufficient to fund acquisitions, we will need additional equity and/or debt financing. If we seek more debt, we will incur the risks involved in leverage, and may have to agree to financial covenants that limit our operational and financial flexibility. If we seek more equity, we may dilute the ownership interests of our then-existing shareholders. We will also need to make substantial capital expenditures to develop or acquire and to maintain new landfills, transfer stations and other facilities. We may not have enough capital or be able to raise or borrow enough additional capital on satisfactory terms to meet our capital requirements.

     Credit facilities often require a borrower to obtain the consent of the lending banks before acquiring any other business. If we are not able to obtain the lender's consent, we may be unable to complete certain acquisitions, and our growth could be inhibited. Credit facilities frequently also contain financial covenants based on current and projected financial condition after completing an acquisition. If we cannot satisfy these financial covenants on a pro forma basis after completing an acquisition, we would not be able to complete the acquisition without a waiver from the lending banks. Whether or not a waiver is needed, if the results of our future operations differ materially from what we expect, we may no longer be able to comply with the covenants in that type of credit facility. Our failure to comply with such covenants may result in a default under the credit facility, which would allow our lending banks to accelerate the date for repayment of debt incurred under the credit facility and limit our growth by reducing our cash flow.

WE MAY BE UNABLE TO FIND OR INTEGRATE ACQUISITIONS, WHICH COULD DECREASE OUR EARNINGS

     Our growth and future financial performance depend on our ability to acquire businesses and integrate them with our organization and operations. A significant part of our strategy is to achieve economies of scale and operating efficiencies by growing through acquisitions. We may not achieve these goals unless we are able to acquire businesses and effectively combine their operations with our existing operations. We may not be able to acquire attractive candidates or integrate our future acquisitions successfully. This could cause a decrease in earnings, which could cause a decline in the market price of our common stock.

SHARES OF STAR SERVICES' COMMON STOCK ISSUED IN CONNECTION WITH THE PURCHASE OF MARIO'S EQUIPMENT SALES, INC. MAY BE SUBJECT TO RESCISSION RIGHTS


     Star Services has purchased the assets and liabilities of Mario's Equipment Sales, Inc. The purchase price included 100,000 shares of Star Services' common stock and could be subject to rescission rights by Mario's. Rescission of the Mario's purchase would decrease our earnings which could result in a decline of the market price of our common stock. The purchase occurred while the registration statement of which this prospectus is a part was on file with the Securities and Exchange Commission but had not yet been declared effective. As a result, the purchase may have violated Section 5 of the Securities Act and might be required to be integrated into this registration. If the issuance of the shares to Mario's was required to be registered under the Securities Act, for a period of one year following the sale Mario's would be entitled to rescind the sale as a result of the inclusion of these shares in the purchase price prior to the effectiveness of the registration statement. If Mario's were to rescind the sale, Star Services might be required to pay Mario's the purchase price, aggregating approximately $587,500, in cash, or, alternatively, might be required to return to the former owner of Mario's the assets it purchased. Mario's has signed an agreement waiving any rescission rights in connection with the sale, but its waiver might not be enforceable. We believe that the likelihood that Mario's will seek to enforce its possible rescission rights is remote.

WE MAY FIND IT DIFFICULT TO MANAGE RAPID GROWTH, WHICH COULD STRAIN OUR MANAGEMENT, OPERATIONAL AND FINANCIAL SERVICES

     Star Services may grow rapidly at times, which could significantly strain our management, operational, financial and other resources. Our recently assembled senior management team may not be able to manage Star Services successfully or to implement our operating and growth strategies. To maintain and manage our growth, we will need to expand our management information systems capabilities and our operational and financial systems and controls. We will also need to attract, train, motivate, retain and manage additional senior managers, technical professionals and other employees. Failure to expand our operational and financial systems and controls, or to recruit and integrate appropriate personnel at a pace consistent with any rapid growth we experience, would reduce our earnings, which could cause a decline in the market price of our common stock.

THE COMPETITION WE FACE FROM BOTH LARGE AND SMALL SOLID WASTE SERVICES COMPANIES MAY RESULT IN LOST REVENUES

     Our industry is highly competitive and fragmented and requires substantial labor and capital resources. Some of the markets in which we compete or expect to compete are served by one or more large, national solid waste companies, as well as by numerous regional and local solid waste companies of varying sizes and resources. Many of these companies have developed positive name recognition and good customer relationships. A number of our competitors are better capitalized, have greater name recognition and may be able to provide services at a lower cost than Star Services. We also compete with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. These governmental operators typically have financial advantages over Star Services because of their access to user fees and similar charges, tax revenues and tax-exempt financing. Our inability to compete with governmental service providers and larger and better capitalized companies could limit our growth.

     We derive a portion of our revenue from services provided under exclusive municipal contracts and franchise agreements. Many of these will be subject to competitive bidding at some time in the future. We also intend to bid on additional municipal contracts and franchise agreements. We may not be the successful bidder. If we are not able to replace revenues from contracts lost through competitive bidding with other revenues within a reasonable time period, the lost revenues could reduce our earnings and result in a decline in the market price of our common stock. Our inability to obtain new contracts would limit our potential for growth.

WE DEPEND HIGHLY ON A FEW KEY EXECUTIVE OFFICERS

     Star Services depends significantly on the services of Jack R. Casagrande, our Chairman and Chief Executive Officer, Patrick F. Marzano, our President, Richard Loss, our Chief Financial Officer, Phillip Foreman, our Chief Operating Officer, and Thomas Roberts, our Vice President. The departure of any of those persons and the loss of their managerial strengths might materially and adversely affect our business and financial results if we were unable to hire and retain other executives with similar skills. Thomas Roberts, the Company's Vice President, has entered into a two-year employment agreement with the Company. This agreement contains a covenant not to compete. We may not be able to enforce this agreement.

FUTURE ADVERSE FINANCIAL CONDITIONS IN THE LIMITED GEOGRAPHIC MARKET IN WHICH WE OPERATE COULD NEGATIVELY IMPACT OUR FUTURE GROWTH

     We currently operate only in the state of Florida, and we expect to focus our operations in Florida and certain markets on the eastern seaboard and in the southeastern United States for at least the foreseeable future. Therefore, our business and financial results would be harmed by downturns in the local economy in these areasparticularly in Florida. Other factors affecting the region, such as state regulations affecting the solid waste services industry and severe weather conditions may also affect our business and financial results. In addition, the costs and time involved in the permitting and scarcity of available landfills in the Eastern United States could make it difficult for us to carry out our business strategy of acquiring landfills and other disposal facilities in markets in which we haul local waste. We may not be able to complete any acquisitions in markets other than south or central Florida to lessen our geographic concentration.

WE ARE SUBJECT TO CHANGING AND SOMETIMES UNPREDICTABLE ENVIRONMENTAL REGULATION, AND WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN THE PERMITS AND APPROVALS WE NEED TO OPERATE

     Star Services is subject to extensive and evolving environmental laws and regulations. These laws and regulations impose substantial costs on Star Services and affect our business in many ways, and have been enforced more and more stringently in recent years because of greater public interest in protecting the environment. In addition, federal, state and local governments may change the rights they grant to, and the restrictions they impose on, companies in the solid waste industry, and such changes could make it more difficult and expensive to operate, which could reduce our earnings.

     To own and operate landfills, we must obtain and maintain licenses or permits and zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time-consuming to obtain and renew. Elected officials and citizens' groups frequently oppose them. We may not be able to obtain and maintain the permits and approvals we need to own or operate landfills or to increase their capacity, and failure to do so could make it more difficult to compete, which could reduce our earnings.

     Extensive regulations govern the design, operation and closure of landfills. These regulations include the regulations that establish minimum federal requirements adopted by the U.S. Environmental Protection Agency in October 1991 under Subtitle D of the Resource Conservation and Recovery Act of 1976. If Star Services fails to comply with these regulations, we could be required to undertake investigatory or remedial activities, curtail operations or close a landfill and/or MRF temporarily or permanently. Future changes to these regulations may require us to modify, supplement or replace equipment or facilities at substantial costs. If regulatory agencies fail to enforce these regulations vigorously or consistently, our competitors whose facilities do not comply with the Subtitle D Regulations or their state counterparts may obtain an advantage over us. Our financial obligations arising from any failure to comply with these regulations could materially decrease our available working capital.

     Companies in the solid waste services business are frequently subject to judicial and administrative proceedings involving federal, state or local agencies or citizens' groups. Governmental agencies may impose fines or penalties on us. They may also attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations. They might also require us to remediate potential environmental problems relating to waste that we or our predecessors collected, transported, disposed of or stored. Individuals or community groups might also bring legal actions against us in connection with our operations. Any adverse outcome in a proceeding of this type could reduce our earnings, which could result in a decline in the market price of our common stock and create adverse publicity about Star Services.

WE MAY HAVE POTENTIAL ENVIRONMENTAL LIABILITY, WHICH MAY RESULT IN SUBSTANTIAL COSTS TO US

     Star Services is liable for any environmental damage that our solid waste facilities cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water. We may be liable for damage resulting from conditions existing before we acquired these facilities. We may also be liable for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal that we or our predecessors arranged. Any substantial liability for environmental damage could reduce our earnings which could result in a decline in the market price of our common stock.

     Each business that we acquire or have acquired may have liabilities that we fail to discover, including liabilities that arise from prior owners' failure to comply with environmental laws. As a successor owner, we may be legally responsible for these liabilities. Even if we obtain legally enforceable representations, warranties and indemnities from the sellers of such businesses, they may not cover fully the liabilities. Some environmental liabilities, even if we do not expressly assume them, may be imposed on Star Services under various legal theories. Our insurance program does not cover liabilities associated with any environmental cleanup or remediation of our own sites. A successful uninsured claim against Star Services would decrease our earnings which could result in a decline in the market price of our common stock.

WE MAY BE SUBJECT TO LIMITATIONS ON LANDFILL AND LAKEFILL PERMITTING AND
EXPANSION

     We may not be able to obtain new landfill or lakefill sites or expand the permitted capacity of our facilities when necessary.

     We currently own and operate two lakefill operations and operate a lakefill and a C&D Landfill. Our ability to meet our growth objectives may depend in part on our ability to acquire, lease and expand landfills and lakefills and develop new landfill and lakefill sites. In some areas in which we intend to operate, suitable land for new sites or expansion of existing landfill sites may be unavailable. Operating permits for landfills in the states in which we operate or intend to operate must generally be renewed at least every five years. It has become increasingly difficult and expensive to obtain required permits and approvals to build, operate and expand solid waste management facilities, including landfills and transfer stations. The process often takes several years, requires numerous hearings and compliance with zoning, environmental and other requirements, and is resisted by citizen, public interest or other groups. We may not be able to obtain or maintain the permits we require to expand, and such permits may contain burdensome terms and conditions. Even when granted, final permits to expand are often not approved until the remaining permitted disposal capacity of a landfill is very low. Local laws and ordinances also may affect our ability to obtain permits to expand landfills. If we were to exhaust our permitted capacity at a landfill or lakefill, our ability to expand internally would be limited, and we could be required to cap and close a landfill and forced to dispose of collected waste at more distant landfills or at landfills operated by our competitors. The resulting increased costs would decrease our earnings which could result in a decline in the market price of our common stock.

WE MAY BE UNABLE TO OBTAIN SOME CONTRACTS AND PERMITS IF WE CANNOT OBTAIN PERFORMANCE BONDS, LETTERS OF CREDIT AND INSURANCE

     Municipal solid waste services contracts and landfill and MRF closure obligations may require Star Services to obtain performance or surety bonds, letters of credit, or other means of financial assurance to secure our performance. In the future, if we are not able to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, we may not be able to enter into additional municipal solid waste services contracts or obtain or retain landfill, MRF and lakefill operating permits. Some of our existing operations require us to maintain performance bonds. In addition, some of our existing solid waste collection and recycling contracts may require us to obtain performance bonds. Any future difficulty we encounter in obtaining insurance could also make it more difficult for us to secure future contracts conditioned on our having adequate insurance coverage. Our failure to obtain means of financial assurance or adequate insurance coverage could materially and adversely affect our business and financial results.

ALTERNATIVES TO LANDFILL DISPOSAL COULD REDUCE THE VOLUME OF WASTE AVAILABLE FOR COLLECTION

     Some areas in which we operate offer alternatives to landfill disposal, such as recycling, composting and incineration. Customers may use those alternatives to landfill disposal. This would reduce our earnings, which could result in a decline in the market price of our common stock. In addition, state and local authorities increasingly require recycling and waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. For example, several states have adopted plans that set goals for percentages of certain solid waste items to be recycled. These developments may reduce the volume of waste in certain areas.

OUR ACCRUALS FOR CLOSURE AND POST-CLOSURE COSTS IN CONNECTION WITH ITS LANDFILLS MAY BE INADEQUATE

     We are required to pay closure and post-closure costs of landfills and any disposal facilities that we own or operate. Our obligations to pay closure or post-closure costs may exceed the amount we accrued and reserved and other amounts available from funds or reserves established to pay such costs. We will accrue for future closure and post-closure costs of our owned landfills, which generally will be for a term of 30 years after final closure of a landfill, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. If we have expenses beyond those projected, it would decrease our earnings, which could result in a decline in the price of our common stock.

WE HAVE RECENTLY EXPERIENCED WORKING CAPITAL DEFICITS AND MAY CONTINUE TO EXPERIENCE SUCH DEFICITS IN THE FUTURE

     At December 31, 1998, Star Services had a working capital deficit of $473,090. If we continue to experience working capital shortfalls, our growth would be limited. We currently finance our working capital requirements from internally generated funds. In addition, we raised net proceeds of approximately $3,950,000 in a private placement of our common stock in June 1999. We have utilized the net proceeds in part to fund our operations. We may not be able to continue to raise funds from the sale of our securities if we have operating deficits.

WE MAY BECOME SUBJECT TO CHARGES RELATED TO CAPITALIZED EXPENDITURES

     In accordance with generally accepted accounting principles, we expect to capitalize some expenditures and advances relating to acquisitions, pending acquisitions and landfill development projects. We expect to expense indirect acquisition costs such as executive salaries, general corporate overhead, public affairs and other corporate services as we incur those costs. We expect to charge against earnings any unamortized capitalized expenditures and advances, net of any portion thereof that we estimate we will recover, through sale or otherwise, that relate to any operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development project that we do not expect to complete. Therefore, Star Services may incur charges against earnings in future periods, which could result in a decrease in the market price of our common stock.

WE MAY RECEIVE LESS REVENUE THAN ANTICIPATED UPON RESALE OF RECYCLABLES

     We provide recycling services. The sale prices of and demand for recyclable waste products, particularly wastepaper, are frequently volatile. If prices decline our operating results will suffer.

OUR CHARTER AND BY-LAWS CONTAIN CERTAIN PROVISIONS THAT MAY MAKE IT DIFFICULT TO EFFECT A CHANGE IN OUR MANAGEMENT

     Certain provisions in our Articles of Incorporation and By-Laws, and in the Florida Business Corporation Law may deter tender offers and hostile takeovers and delay or prevent changes in control or management of Star Services, including transactions in which shareholders might be paid more than current market prices for their shares. These provisions may also limit shareholders' ability to approve transactions that they believe are in their best interests.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE

     Shareholders may experience dilution if we issue common stock upon the exercise of outstanding stock options and warrants or as consideration for acquisitions. We may also make additional public offerings of our common stock in the future.

THERE IS A LIMITED MARKET FOR OUR SHARES

     While our common stock now trades on Nasdaq's OTC Bulletin Board(R), we cannot ensure that the market for our common stock will be as liquid as if it traded on a national exchange or on Nasdaq's National Market or Small Cap markets.

WE MAY FACE YEAR 2000 RISKS, WHICH MAY RESULT IN UNEXPECTED EXPENSES AND DELAYS IN PAYMENT FOR OUR SERVICES AND IN OUR ABILITY TO CONDUCT NORMAL BANKING OPERATIONS

     We will need to modify or replace portions of our software so that our computer systems will function properly with respect to dates in the year 2000 and afterwards. We expect to complete those modifications and upgrades during 1999 at a total cost of approximately $10,000. Our customers may need to make Year 2000 modifications to software and hardware that they use to generate records, bills and payments relating to Star Services. We do not rely on vendors on a routine basis except for providers of disposal services. We take waste to a site and are normally billed based on tonnage disposed. We believe that if our disposal vendors encounter Year 2000 problems, they will convert to manual billing based on scale recordings until they resolve those issues.

     In assessing our exposure to Year 2000 issues, we believe our biggest challenges lie in the following areas: Year 2000 issues at our banks, large, typically municipal, customers and acquired businesses between the time we acquire them and the time we implement our own systems. If Star Services and our vendors, banks and customers do not complete required Year 2000 modifications on time, the Year 2000 issue could materially affect our operations. We believe, however, that in the most reasonably likely worst case, the effects of Year 2000 issues on our operations would be brief and small relative to our overall operations. We have not made a contingency plan to minimize operational problems if Star Services and our vendors, banks and customers do not timely complete all required Year 2000 modifications.

THE RELEASE AND SALE OF CERTAIN SHARES SUBJECT TO "LOCK-UP" AGREEMENTS COULD DECREASE THE MARKET PRICE OF OUR COMMON STOCK.

     The release of a significant number of shares of our common stock and the sale of such shares could have a negative impact on the market price of our common stock. Approximately 7,000,000 of the shares being registered on behalf of selling shareholders are subject to lock-up agreements with terms ranging between one and two years. Star Services may release any or all of such shares from these agreements, and, if it does so, those shares could be immediately sold in the public market. The sale of a significant number of such shares could reduce the market price of the common stock.

     In June 1999, Delta Waste entered into an agreement to purchase certain solid waste collection routes and related equipment from Waste Management, Inc. The Department of Justice has informed us that it will not approve the purchase unless four of our shareholders, who are also employees of Waste Management, Inc., sell their shares (approximately 300,000 shares in the aggregate) of Star Services Common Stock within 90 days after the purchase is completed. The sale of these shares in the public market this in a short time period could have the effect of depressing the price of our common stock.

     In addition, 5,000,000 of the shares we are registering in this prospectus are owned by officers, directors and significant shareholders of Star Services. Although management does not presently intend to release any of these shares prior to the stated expirations of the "lock-up" agreements, the sale of a significant number of these shares could lead to the perception by the investment community that management is attempting to liquidate their investments in Star Services which could have the effect of further depressing the price of our common stock.

NOTE REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the prospectus generally. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

                                USE OF PROCEEDS

     Of the 12,000,000 shares that may be offered and issued by Star Services from time to time in connection with future acquisitions of other solid waste related businesses or properties, the net proceeds of the offering or offerings cannot be determined because the shares are being offered on a delayed or continuous basis.

                                DIVIDEND POLICY

     We have never paid cash dividends on our common stock. We do not currently anticipate paying any cash dividends on the common stock. In addition, any credit facility that we enter into in the future may prohibit us from paying cash dividends without the consent of our lenders. We intend to retain all earnings to fund the operation and expansion of our business.

                                    DILUTION

     The 12,000,000 shares offered hereby may be offered from time to time by Star Services in connection with future acquisitions of other solid waste related businesses or properties. Because the terms and times of future acquisitions are unknown at this time, we are unable to determine the dilutive effect, including any effect on the net tangible book value of the shares, that the sales of those 12,000,000 shares will have on current equity positions or any dilution of the purchaser's equity interest that will occur due to additional offerings of shares by Star Services. An acquisition or series of acquisitions in which any of the 12,000,000 shares offered by Star Services as part of the purchase price would require us to file an amendment to the Registration Statement of which this prospectus forms a part discussing or disclosing the acquisition or acquisitions.

                             PRINCIPAL SHAREHOLDERS

     The following table and footnotes set forth certain information regarding the ownership of Star Services' common stock as of August 30, 1999, and as adjusted to reflect the sale of the shares offered by Star Services and the selling shareholders of the shares being registered hereunder by:

     - persons known by Star Services to beneficially own 5% or more of the outstanding shares of common stock,

     - each of Star Services' executive officers,

     - each director of Star Services and

     - all current officers and directors as a group.

                                                          PERCENT OF SHARES
                                            NUMBER OF         OF COMMON
  NAME AND ADDRESS OF BENEFICIAL OWNER     SHARES OWNED      STOCK OWNED
  ------------------------------------     ------------   -----------------
Casagrande, Jack R.......................     700,000            8.8%
  16224 NW 82nd Place
  Miami, FL 33016
Casagrande, Rocco........................     531,250            6.7
  62 E. Mall Drive
  Melville, NY 11747
Foreman, Phillip.........................           0              0
  c/o Star Services Group, Inc.
  2075 North Powerline Road
  Pompano Beach, FL 33069
Greene, Charles..........................   1,100,000           13.8
  910 NW 116th Terrace
  Plantation, FL 33325
Loss, Richard............................           0              0
  c/o Star Services Group, Inc.
  2075 N. Powerline Road
  Pompano Beach, FL 33069
Marzano, Angelo..........................     287,500            3.6
  10476 SW 52nd Street
  Cooper City, FL 33328
Marzano, Frank...........................   1,100,000           13.8
  30 Blueberry Court
  Melville, NY 11747
Marzano, Patrick.........................   1,100,000           13.8
  Sea Ranch Club C
  4900 N. Ocean Blvd., #821
  Ft. Lauderdale, FL 33306
Roberts, Thomas..........................      10,000              *
  5386 NW 108th Way
  Coral Springs, FL 33076
Weiss, Samuel............................      16,000              *
  1197 E. Broadway
  Hewlett, NY 11557
All current executive officers and
  directors as a group (10 persons)......   4,844,750           61.0

-------------------------

* Less than 1%.

                            SELECTED FINANCIAL DATA

     The following selected financial data as of and for the periods ended December 31, 1997 and 1998 are derived from Star Services' audited financial statements. The selected financial data for the nine-month periods ended September 30, 1999 and 1998 are derived from Star Services' unaudited financial statements. In the opinion of management, such unaudited financial statements contain all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial condition and results of operations as of and for the periods presented. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1999.

     The following pro forma condensed consolidated financial statements have been prepared to give effect to the prospective acquisition of Mario's Equipment Rental, Inc. as if the transaction had taken place at September 30, 1999 for the pro forma condensed consolidated balance sheet, and at January 1, 1998 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine-month period ended September 30, 1999. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future.

     The selected financial data below should be read in conjunction with Star Services' financial statements and related notes and the unaudited pro forma condensed consolidated financial statements and related notes thereto contained elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                           PRO FORMA CONSOLIDATED(1)
                               AUGUST 26, 1997                                            ----------------------------
                                 (INCEPTION)                       NINE MONTHS ENDED                         NINE
                                   THROUGH        YEAR ENDED         SEPTEMBER 30,         YEAR ENDED    MONTHS ENDED
                                DECEMBER 31,     DECEMBER 31,   -----------------------   DECEMBER 31,   SEPTEMBER 30,
                                    1997             1998          1998         1999          1998           1999
                               ---------------   ------------   ----------   ----------   ------------   -------------
                                                                      (UNAUDITED)                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.....................    $  235,596       $3,542,851    $1,879,979   $8,126,509    $4,587,275     $9,049,183
                                 ----------       ----------    ----------   ----------    ----------     ----------
Expenses:
  Direct costs...............       129,029        2,449,085     1,284,899    6,494,178     3,079,156      6,996,765
  Selling and
    administrative...........        63,181          935,723       382,947    1,944,063     1,228,679      2,233,163
  Stock-based compensation...            --               --            --      215,050            --        215,050
  Depreciation...............        12,081          177,362       103,148      266,273       330,375        416,342
                                 ----------       ----------    ----------   ----------    ----------     ----------
                                    204,291        3,562,170     1,770,994    8,919,564     4,638,210      9,861,320
                                 ----------       ----------    ----------   ----------    ----------     ----------
Income (loss) from
  operations.................        31,305          (19,319)      108,985     (793,055)      (50,935)      (812,137)
Interest income..............            --               --            --       52,777            --         52,777
Interest expense.............        (1,613)         (70,423)      (35,382)    (167,960)      (87,083)      (198,068)
Miscellaneous income.........            --               --            --           --         4,443         36,885
                                 ----------       ----------    ----------   ----------    ----------     ----------
Income (loss) before income
  taxes......................        29,692          (89,742)       73,603     (908,238)     (133,575)      (920,543)
Income taxes.................            --               --            --      317,883        46,751        322,190
                                 ----------       ----------    ----------   ----------    ----------     ----------
  Net income (loss)..........    $   29,692       $  (89,742)   $   73,603   $ (590,355)   $  (86,824)    $ (598,353)
                                 ==========       ==========    ==========   ==========    ==========     ==========
  Earnings (loss) per
    share....................    $     0.01       $    (0.02)   $     0.01   $    (0.09)   $    (0.02)    $    (0.09)
                                 ==========       ==========    ==========   ==========    ==========     ==========
  Weighted average shares
    outstanding..............     5,000,000        5,000,000     5,000,000    6,646,016     5,100,000      6,746,016
                                 ==========       ==========    ==========   ==========    ==========     ==========

     Unaudited pro forma income tax, net income (loss) and earnings (loss) per share information (information for the nine-month period ended September 30, 1999 is actual):

                       AUGUST 26, 1997                                               PRO FORMA CONSOLIDATED(1)
                         (INCEPTION)                       NINE MONTHS ENDED      --------------------------------
                           THROUGH        YEAR ENDED         SEPTEMBER 30,         YEAR ENDED    NINE MONTHS ENDED
                        DECEMBER 31,     DECEMBER 31,   -----------------------   DECEMBER 31,     SEPTEMBER 30,
                            1997             1998          1998         1999          1998             1999
                       ---------------   ------------   ----------   ----------   ------------   -----------------
Historical income
(loss) before income
taxes................    $   29,692       $  (89,742)   $   73,603   $ (908,238)   $ (133,575)      $ (920,543)
Pro forma income tax
  (expense)
  benefit............        (9,000)          27,000       (25,761)     317,883        46,751          322,190
                         ----------       ----------    ----------   ----------    ----------       ----------
Pro forma net income
  (loss).............    $   20,692       $  (62,742)   $   47,842   $ (590,355)   $  (86,824)      $ (598,353)
                         ==========       ==========    ==========   ==========    ==========       ==========
Pro forma earnings
  (loss) per share...    $     0.00       $    (0.01)   $     0.01   $    (0.09)   $    (0.02)      $    (0.09)
                         ==========       ==========    ==========   ==========    ==========       ==========
Historical weighted
  average shares
  outstanding........     5,000,000        5,000,000     5,000,000    6,646,016     5,100,000        6,746,016
                         ==========       ==========    ==========   ==========    ==========       ==========


                                                                                                 PRO FORMA
                                                                                              CONSOLIDATED(1)
                                                DECEMBER 31,             SEPTEMBER 30,        ---------------
                                            ---------------------   -----------------------    SEPTEMBER 30,
                                              1997        1998         1998         1999           1999
                                            --------   ----------   ----------   ----------   ---------------
                                                                          (UNAUDITED)           (UNAUDITED)
BALANCE SHEET DATA:
Cash and equivalents......................  $115,033   $   49,149   $   16,195   $1,989,579     $2,005,049
Current assets............................   198,133      751,525      632,849    3,500,332      3,743,084
Current liabilities.......................    47,834    1,224,615      813,477    2,115,308      2,670,883
Working capital (deficit).................   150,299     (473,090)    (180,628)   1,385,024      1,072,201
Total assets..............................   588,755    2,979,664    2,246,010    8,843,965     10,120,300
Long-term debt, net of current portion....   220,229    1,316,899      856,799    2,666,812      2,899,072
Shareholders' equity......................   320,692      438,150      575,734    4,061,845      4,550,345


-------------------------

(1) See Pro Forma Condensed Consolidated Financial Statements and related Notes at pages F-18 through F-22.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read this discussion together with the audited and unaudited financial statements and other financial information contained elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Star Services' actual results may differ materially from those discussed in the forward-looking statements because of various factors, including, but not limited to, those listed in "Risk Factors" and the matters discussed in this prospectus generally.

OVERVIEW

     Star Services Group, Inc. is a regional, integrated solid waste services company that presently provides solid waste collection, transfer, disposal and recycling services in south and central Florida.

     Star Services' primary objective is to become one of the leading companies in the environmental service industry in the eastern United States. Star Services intends to implement an aggressive program of internal growth and acquisitions aimed at expanding Star Services' existing market share and acquiring a number of additional, established operating entities.

     Star Services intends to grow through both acquisitions and internal growth. We expect a substantial part of our future growth to come from acquiring additional solid waste collection, transfer and disposal businesses. Additional acquisitions could continue to affect period-to-period comparisons of our operating results. We also expect to invest in collection vehicles and equipment, maintenance of existing equipment, and management information systems, which should supply the infrastructure to support our growth. We expect to fund future acquisitions through cash from operations, borrowings, the issuance of debt or equity and/or seller financing. We do not presently have any credit facility for acquisitions or any commitment for one.

     Star Services operates in several segments of the environmental services industry: collection, recycling and disposal of construction and demolition debris, land clearing, yard waste debris, and source separated recyclable materials. Star Services' operations are carried out by:

     - Delta Recycling Corp., which was incorporated in Florida on August 26, 1997,

     - Delrock Management Corp., which was incorporated in Florida on May 29, 1998,

     - Delta Transfer Corp., which was incorporated in Florida on August 26,
       1998,

     - Eastern Recycling, Inc., which was incorporated in Florida on June 11, 1997,

     - Delta Resources Corp., which was incorporated in Florida on January 29, 1999,

     - Delta Waste Corp., which was incorporated in Florida in January 1999 and

     - Delta Tall Pines Corp., which was incorporated in Florida in April 1999.

     Star Services operates MRFs which are licensed and regulated by the State of Florida Department of Environmental Protection and various county agencies. As MRFs, these facilities accept assorted loads of debris consisting of construction and demolition debris, land clearing, yard waste and source separated materials primarily from customers in the construction and demolition industry. The incoming loads are processed using an semi-automated sorting system to separate recyclables from the waste stream. Additional loads are also supplied directly by Star Services through its hauling operations. The reclaimed recyclables are shipped to end user markets for re-use. Star Services owns real estate used in conjunction with certain of its operations and also maintains a dredge and fill permit and operates a C&D debris landfill in Titusville, Florida. Each of the above-described operations is performed by one or more of Star Services' subsidiaries.

     C&D debris enters Star Services' facilities from its own roll-off collection operation, consisting of over 500 containers in Palm Beach, Miami-Dade and Broward Counties, and from other waste haulers. After the material is inspected at the entrance inspection station and gate house, as required by regulations of the Florida Department of Environmental Protection and operational safety plans, the material is unloaded on the tipping floor. The material is then sorted to remove appropriately designated recycling materials, which are then placed in containers for storage or shipment to markets. The remaining material is then processed or disposed of in landfills or other facilities.

     Land clearing, yard waste and wood are processed in tub grinders or impact grinders to produce wood chips or mulch which is marketed as boiler fuel or cover material. Large concrete, rocks and other inert material are sent to designated tipping areas for future processing and/or disposed of in our adjoining permitted lakefill operations. The remaining material, consisting of dirt, fines, paper, plastics, metals, glass, drywall, broken concrete blocks, bricks, lumber, wood and the like, is stockpiled for removal or processed through additional screening and picking. The system first screens out fines which are stockpiled for landfill cover material, with the remaining material manually sorted to segregate recyclable material such as wood, plastic, glass, ferrous and non-ferrous metals, corrugated cardboard, paper, roofing and aggregate. The MRFs currently recycle approximately 70% to 90% of all waste that they receive.

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information", which is effective for financial statements with fiscal years beginning after December 15, 1997. Statement 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. Statement 131 also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The statement has not had any impact on Star Services' reporting.

     In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which revises employers' disclosures about pension and other postretirement benefit plans. Statement 132 does not change the measurement or recognition of those plans, but requires additional information on changes in benefit obligations and fair values of plan assets, and eliminates certain disclosures previously required by SFAS Nos. 87, 88 and 106. Statement 132 is effective for financial statements with fiscal years beginning after December 15, 1997. The statement has not had applicability to Star Services' reporting.

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Statement 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The statement is not expected to have any applicability to Star Services' operations.

     In October 1998, the FASB issued Statement No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise", which amends the accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. Statement 134 is effective for the first fiscal quarter beginning after December 15, 1998. The statement is not expected to have any applicability to Star Services' operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities", which requires costs of start-up activities and organization costs to be expenses as incurred. The SOP is effective for financial statements with fiscal years beginning after December 15, 1998, although earlier application is encouraged. The adoption of the SOP is not expected to have a material adverse effect on Star Services.

CONTRACTS

     Our revenues consist mainly of fees we charge customers for construction and demolition debris transfer, disposal and recycling services. A large part of our collection revenue comes from providing service to industrial, residential and commercial customers. These services are provided under contracts that generally last from one month to five years. The contracts provide a relatively stable source of revenue for Star Services.

     We typically determine the prices for our solid waste services by:

     - the collection frequency and level of service,

     - route density, volume, weight and type of waste collected,

     - type of equipment and containers furnished,

     - the distance to the disposal or processing facility,

     - the cost of disposal or processing, and

     - prices charged by competitors for similar services.

EXPENSES

     Direct costs include:

     - labor, fuel,

     - equipment maintenance and tipping fees paid to third party disposal facilities,

     - workers' compensation and vehicle insurance,

     - the cost of materials we purchase for recycling,

     - third party transportation expense,

     - district and state taxes and permits,

     - engineering and

     - legal services.

     Selling and administrative ("S&A") expense includes management, clerical and administrative compensation and overhead costs associated with our marketing and sales force, professional services and community relations expenses.

     Depreciation expense includes depreciation of fixed assets over their estimated useful life using the straight line and accelerated methods and amortization of goodwill and other intangible assets using the straight line method.

     Star Services intends to capitalize some expenditures related to pending acquisitions or development projects, such as legal and engineering expenses. We intend to expense indirect acquisition costs, such as executive and corporate overhead, public relations and other corporate services. We charge against net income any unamortized capitalized expenditures and advances, net of any portion that we believe we may recover, through sale or otherwise that relate to any operation that is permanently shut down and any pending acquisition or landfill development project that is not completed. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed.

     We will have material financial obligations relating to closure costs of any disposal facilities we may own or operate in the future. In such case, Star Services will accrue for those obligations, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill.

INFLATION

     Inflation has not significantly affected our operations. Consistent with industry practice, many of our contracts allow us to pass through certain costs to our customers, including increases in landfill tipping fees and, in some cases, fuel costs. Therefore, we believe that we should be able to increase prices to offset many cost increases that result from inflation. However, competitive pressures may require us to absorb at least part of these cost increases, particularly during periods of high inflation.

SEASONALITY

     Seasonality has not had a material effect on our operations and is not expected to have a material effect in the future.

YEAR 2000 ISSUES

     We will need to modify or replace portions of our software so that our computer systems will function properly with respect to dates in the year 2000 and afterwards. We expect to complete those modifications and upgrades during 1999, at a total cost of approximately $10,000. Because our operations rely primarily on mechanical systems such as trucks to collect solid waste, we do not expect our operations to be significantly affected by Year 2000 issues. Our customers may need to make Year 2000 modifications to software and hardware that they use to generate records, bills and payments relating to Star Services. We do not rely on vendors on a routine basis except for providers of disposal services. We bring waste to a site and are normally billed based on tonnage received. We believe that if our disposal vendors encounter Year 2000 problems, they will convert to manual billing based on scale recordings until they resolve those issues.

     In assessing our exposure to Year 2000 issues, management believes our biggest challenges lie in the following areas: Year 2000 issues at Star Services' banks, large, typically municipal, customers, and acquired businesses between the time Star Services acquires them and the time we implement our own systems. If Star Services and our vendors, banks and customers do not complete the required Year 2000 modifications on time, the Year 2000 issue could affect our operations. We believe, however, that in the most reasonably likely worst case, the effects of Year 2000 issues on our operations would be brief and small relative to our overall operations. We have not made a contingency plan to minimize operational problems if we and our vendors, banks and customers do not timely complete all required Year 2000 modifications.

                             RESULTS OF OPERATIONS

     The financial information for Star Services included in Management's Discussion and Analysis of Financial Condition and Results of Operations and in the audited financial statements included elsewhere in this prospectus relates to the following entities for the periods indicated:

PERIOD ENDED DECEMBER 31, 1997

Eastern Recycling, Inc........ Period June 11, 1997 (date of incorporation)
                                through December 31, 1997

Delta Recycling Corp. ........ Period August 26, 1997 (date of incorporation)
                                through December 31, 1997

YEAR ENDED DECEMBER 31, 1998

Eastern Recycling, Inc. ...... Year ended December 31, 1998

Delta Recycling Corp. ........ Year ended December 31, 1998

Delta Transfer Corp. ......... Period August 26, 1998 (date of incorporation)
                                through December 31, 1998

Delrock Management Corp. ..... Period May 29, 1998 (date of incorporation)
                                through December 31, 1998

                   DISCLOSURE REGARDING PRO FORMA INFORMATION

     Pro forma results of operations (assuming the business combination had been effected in January 1997) are not presented because Bailey & Baron, Inc. was inactive for the periods presented. As a result, pro forma results of operations for the years ended December 31, 1998 and 1997, would be no different than the historical statements of operations presented herewith.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 VS. YEAR ENDED DECEMBER 31, 1997

REVENUES

     For the year ended December 31, 1998, Star Services' revenues were $3,542,851, compared to revenues of $235,596 for 1997, an increase of $3,307,255. Because operations commenced on August 26, 1997, revenues represented only four months of operations, compared to a full year of operations in 1998. In addition, 1997 revenues were derived solely from the recycling and disposal operations of Delta Recycling. During 1998, significant revenue was generated from the transfer station operations of Delta Transfer, which commenced operations in August of 1998. The principal activities which accounted for the increase in revenues were disposal operations, which increased by $1,166,446 and transfer station operations which increased by $2,085,519.

DIRECT COSTS

     During the year ended December 31, 1998, Star Services' direct costs were $2,449,085, compared to $129,029 for the year ended December 31, 1997, an increase of $2,320,056. The principal reason for the increase was the expansion of operating activities. The expansion was due in part to a full year of operations in 1998 compared to only four months of operations in 1997. The increase was also attributable to the increase in disposal operations and transfer station activities, including the operations of Delta Transfer, which was incorporated during 1998. The expense categories which showed the largest increases included labor and related costs (an increase of $710,052), disposal costs (an increase of $806,154), truck operating expenses (an increase of $163,186), transfer station facilities rent (an increase of $168,056) and repairs and maintenance (an increase of $261,779).

SELLING AND ADMINISTRATIVE EXPENSES

     For 1998, selling and administrative costs totalled $935,723, compared to $63,181 for 1997, and increase of $872,542. The increase was reflective of the administrative support costs required to support the expansion in operations. The principal expense categories that increased were office salaries and related costs (an increase of $328,903), professional fees (an increase of $197,402) and office occupancy costs (an increase of $155,163).

DEPRECIATION

     Depreciation expense increased to $177,362 in 1998 from $12,081 in 1997. Based on annualized 1997 depreciation of $36,243, this represented an increase of $141,119 or 389%. The increase in depreciation expense was the result of the purchase of approximately $2,000,000 of property and equipment during 1998.

INTEREST EXPENSE

     Interest expense increased to $70,423 in 1998 from $1,613 in 1997. Based on annualized 1997 interest expense of $4,839, this represented an increase of $65,584 or 1,355%. The increased interest expense was a result of higher debt levels resulting from the purchase of additional property and equipment and from debt incurred in connection with the subsidiary companies' acquisition of treasury stock.

NINE MONTHS ENDED SEPTEMBER 30, 1999 VS. NINE MONTHS ENDED SEPTEMBER 30, 1998

REVENUES

     Revenues for the nine months ended September 30, 1999 were $8,126,509, compared to $1,879,979 for the nine months ended September 30, 1998, an increase of $6,246,530 or 432%. During this period in 1998, all revenues were derived from the operations of Delta Recycling, principally disposal operations and transfer station operations. In contrast, 1999 revenues were derived from the operations of Delta Recycling, Delta Transfer, Delta Resources and Delta Tall Pines. The principal activities which accounted for the increase consisted of disposal operations, which increased by $3,028,802, transfer station operations, which increased by $2,960,595 and landfill operations, which increased by $314,058.

DIRECT COSTS

     During the nine months ended September 30, 1999, Star Services' direct costs were $6,494,178, compared to $1,284,899 for the nine months ended September 30, 1998, an increase of $5,209,279 or 505%. The principal reason for the increase was the continued expansion of operating activities. The increase was principally attributable to the increase in disposal operations and transfer station activities, including the operations of Delta Transfer, which commenced in August 1998 and of Delta Tall Pines which commenced in June 1999. The expense categories which showed the largest increases were labor and related costs (an increase of $1,498,570), disposal costs (an increase of $2,259,017), truck operating expenses (an increase of $277,926), and transfer station facilities rent (an increase of $344,248).

SELLING AND ADMINISTRATIVE EXPENSES

     For the period ended September 30, 1999, selling and administrative costs totalled $1,944,063, compared to $382,947 for the same period in 1998, an increase of $1,561,116 or 509%. The increase was largely reflective of the administrative support costs required to support the expansion in Star Services' operations. The principal expense categories that increased were office salaries and related costs (an increase of $704,379). In addition, Star Services experienced increases in professional fees (an increase of $346,095) and travel costs (an increase of $164,441). The increase in professional fees arose largely as a result of preparing a registration statement to register Star Services' common stock. Travel costs were incurred in connection with investigating potential acquisitions.

STOCK-BASED COMPENSATION

     During February 1999, the Company issued 759,000 options to employees of the Company. The options vest over a four-year period. Stock-based compensation represents the portion of the total compensation expense to be recognized over the vesting period, which is attributable to the nine-month period ended September 30, 1999. There was no stock-based compensation for the nine-month period ended September 30, 1998.

DEPRECIATION

     Depreciation expense increased to $266,273 for the first nine months of 1999 from $103,148 for the first nine months of 1998, an increase of $163,125. The increase was principally due to depreciation on purchases of new equipment required in connection with development of Star Services' waste collection and transfer station operations.

INTEREST EXPENSE

     Interest expense increased to $167,960 for the first nine months of 1999 from $35,382 for the same period in 1998, an increase of $132,578. The increase was attributable to the increased debt incurred to finance the acquisition of property and equipment in connection with Star Services' expansion of facilities and services.

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

INCOME TAX BENEFIT


     During the nine-month period ended September 30, 1999, Star Services sustained a loss before income taxes of $908,238. For income tax purposes, such operating loss may be carried forward for up to twenty years to offset future operating income. Because management believes that Star Services will achieve sufficient operating profits to utilize the net operating loss, Star Services has recorded a deferred tax asset and income tax benefit of $317,883. Management's belief that Star Services will achieve sufficient operating profits to utilize the net operating loss is based on several factors. First, during the nine-month period ended September 30, 1999, Star Services incurred a significant amount of non-recurring costs. Such costs included approximately $200,000 of fees incurred in connection with the preparation of a registration statement to register Star Services' common stock. Star Services also incurred approximately $70,000 of costs in connection with the investigation of potential acquisitions that either will not be, or are unlikely to be, consummated. In addition, Star Services incurred approximately $100,000 of one-time costs to grind and dispose of trees at a landfill site it operates. Second, Star Services has incurred selling and administrative costs in order to build the infrastructure needed to support its growth. While such costs are of a recurring nature, many were incurred during the nine-month period ended September 30, 1999, prior to the full realization of the growth in revenues that necessitated such cost structure. Third, Star Services continues to achieve significant revenue growth. As a result, historical revenue for the nine-month period ended September 30, 1999, which averaged approximately $900,000 per month, is not representative of current revenue generation rate of approximately $1,200,000 per month. As a consequence of such growth, direct costs have decreased as a percentage of revenues, resulting in an increase in operating profits. Lastly, management expects the growth that has been experienced to continue and believes that such increase in revenues and operating profits can be achieved without any significant increase in the administrative cost structure that has been established.


LIQUIDITY AND CAPITAL RESOURCES

     Our business is capital intensive. Our capital requirements include acquisitions and equipment purchases. We expect that we also will make capital expenditures for equipment purchases, landfill cell construction, landfill development and landfill closure activities in the future. We plan to meet our capital needs through various financing sources, including internally generated funds, credit facilities that we may establish in the future and debt and equity financings.

     At inception in February 1999, Star Services issued 5,000,000 shares of its $.01 par value common stock to acquire all of the outstanding shares of its predecessors, Delta Recycling Corp., Delta Transfer Corp., Delrock Management Corp., Eastern Recycling, Inc. and Delta Resources Corp. In March, April and May 1999, we received approximately $3,950,000 in net proceeds from the sale of 2,000,000 shares of common stock in a private placement (the "Private Placement").

     As of December 31, 1998, Star Services had a working capital deficit of $473,090. In managing our working capital, we generally apply the cash generated from our operations that remains after satisfying our working capital and capital expenditure requirements. We currently finance our working capital requirements from internally generated funds and the net proceeds of the Private Placement.

     We made approximately $2,000,000 in capital expenditures during the year ended December 31, 1998. We expect to make capital expenditures of approximately $3.5 million in 1999 in connection with our existing business. We intend to fund our planned 1999 capital expenditures principally through internally generated funds, proceeds from the Private Placement and the establishment of a credit facility. In addition, we may make substantial additional capital expenditures in acquiring solid waste collection and disposal businesses. If we acquire additional landfill disposal facilities, we may also have to make significant expenditures to bring them into compliance with applicable regulatory requirements, obtain permits or expand our available disposal capacity. We cannot currently determine the amount of these expenditures because they will depend on the number, nature, condition and permitted status of any acquired landfill disposal facilities. We believe that the net proceeds of the Private Placement and the funds we expect to generate from operations will provide adequate cash to fund our working capital and other cash needs for the foreseeable future.

     Effective June 22, 1999, Bailey and Baron, Inc. a publicly-held shell corporation, issued 7,000,000 shares of its common stock to acquire all 7,000,000 shares of the common stock of Star Services. After the transaction, Bailey and Baron had 8,000,000 shares of its common stock outstanding. As a result of the transaction, the shareholders of Star Services received approximately 88% of the public shell corporation, thereby effecting a change in control of the public entity. The Bailey and Baron transaction had no effect on liquidity and capital resources since Bailey and Baron had no assets or liabilities. Star Services entered into the Bailey & Baron transaction because management believed that a merger of this type, which avoids many of the costs involved in an underwritten initial public offering, would be the most economical way of creating a vehicle to establish a liquid market for the common stock.

     Star Services acquired all of the assets and liabilities of Mario's Equipment Sales, Inc., effective October 1, 1999. Mario's is in the business of site grading for the building of residential communities. Site grading consists of all the work necessary to prepare a site for residential construction. Site grading complements our core business of hauling and providing recycling services with respect to construction and demolition debris. We believe that the Mario's acquisition will benefit the operations of Star Services by generating additional waste hauling work from the developers of the properties to be site-graded by Mario's. Consideration paid for the acquisition consisted of 100,000 shares of Star Services' Common Stock and a promissory note in the amount of $100,000, bearing seven (7%) percent interest and payable over thirty six (36) consecutive monthly installments of principal and interest. The value of the acquisition is estimated to be approximately $719,000 based on the market value of Star Services' common stock as of September 21, 1999, the date the agreement was entered into, and the amount of the note payable. Management believes that the transaction will have no significant impact on the liquidity or the capital resources of Star Services because we believe all the payments will be made out of cash flow.

     We derive a substantial portion of our revenues from services provided under exclusive municipal contracts. Our single largest contract, with the City of Deerfield Beach, accounted for approximately 7% of our revenues during the year ended December 31, 1998. No single contract or customer accounted for more than 5% of our revenues during the period from inception (August 26, 1997) through December 31, 1997 or for the nine months ended September 30, 1999.

     As of September 30, 1999, Star Services had incurred approximately $3.1 million of indebtedness in connection with equipment purchases. Such indebtedness matures between April 2001 and November 2007 and bears interest at rates between 5.9% and 11.4% per annum.

                                    BUSINESS

INDUSTRY OVERVIEW

     The solid waste services industry has undergone significant consolidation and integration since 1990. We believe that the following factors are primarily responsible for the consolidation and integration of the waste services industry:

     - INCREASED IMPACT OF REGULATIONS. Stringent industry regulations, such as the Subtitle D regulations, have caused operating and capital costs to rise and have accelerated consolidation and acquisition activities in the solid waste collection and disposal industry. Many smaller industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators. In addition, Subtitle D requires more stringent engineering of solid waste landfills, and mandates liner systems, leachate collection, treatment and monitoring systems and gas collection and monitoring systems. These ongoing costs are combined with increased financial reserve requirements for solid waste landfill operators relating to closure and post-closure monitoring. As a result, the number of solid waste landfills is declining while the average size is increasing.

     - INCREASED INTEGRATION OF COLLECTION AND DISPOSAL OPERATIONS. In certain markets, competitive pressures are forcing operators to become more efficient by establishing an integrated network of solid waste collection operations and transfer stations through which they secure solid waste streams for disposal. Operators have adopted a variety of disposal strategies, including owning landfills, establishing strategic relationships to secure access to landfills and capturing significant waste stream volumes to gain leverage in negotiating lower landfill fees and securing long-term, most-favored-pricing contracts with high capacity landfills.

     - PURSUIT OF ECONOMIES OF SCALE. Larger operators achieve economies of scale by vertically integrating their operations or by spreading their facility, asset and management infrastructure over larger volumes. Larger solid waste collection and disposal companies have become more cost-effective and competitive through control of a larger waste stream and by gaining access to significant financial resources to make acquisitions.

     Despite the ongoing consolidation, the solid waste services industry remains primarily regional in nature and highly fragmented. Based on published industry sources, approximately 27% of the total revenues of the U.S. solid waste industry is accounted for by more than 5,000 private, predominantly small collection and disposal businesses, approximately 41% by publicly traded solid waste companies and approximately 32% by municipal governments that provide collection and disposal services. We expect the current consolidation trends in the solid waste industry to continue, because many independent landfill and collection operators lack the capital resources, management skills and technical expertise necessary to comply with stringent environmental and other governmental regulations and to compete with larger, more efficient integrated operators. In addition, many independent operators may wish to sell their businesses to achieve liquidity in their personal finances or as part of their estate planning. We believe that the fragmented nature of the industry offers significant consolidation and growth opportunities, including Florida and the Eastern United States, for companies with disciplined acquisition programs, decentralized operating strategies and access to financial resources.

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

STRATEGY

     Our objective is to build a leading integrated solid waste services company in Florida and other areas of the Eastern United States with high population growth due to rapid residential and commercial development. We plan to accomplish this using a combination of strategic acquisitions and the opening of new operating centers in selected markets.

GROWTH STRATEGY

     - EXPANSION THROUGH ACQUISITIONS. We intend to expand the scope of our operations by acquiring solid waste operations in new markets and in existing or adjacent markets that are combined with or "tuck in" to existing operations.

       We intend to expand into some new geographic regions by entering these markets through acquisitions. We intend to use an initial acquisition in a new market as an operating base. Then we intend to seek to strengthen the acquired operation's presence in that market by providing additional services, adding new customers and making "tuck-in" acquisitions. We next intend to seek to broaden our regional presence by adding additional operations in markets adjacent to the new location. We are currently examining opportunities in central and western Florida.

     - NEW OPERATING CENTERS. In selected markets where we cannot find a suitable acquisition candidate, we intend to start a new operating company by using relationships developed with customers in our existing markets and a sales force focusing on building new client relationships. In these markets we will start with roll-off trucks servicing construction and demolition sites and will seek to permit transfer stations to recycle material received from these sites and ship any residue to landfills we intend to acquire in the future.

     - INTERNAL GROWTH. To generate continued internal growth, we will focus on increasing market penetration in our current and adjacent markets, soliciting new commercial, industrial, and residential customers in markets where customers may elect whether or not to receive waste collection services, marketing upgraded or additional services to existing customers and, where appropriate, raising prices. As customers are added in existing markets, our revenue per truck increases, which generally increases our collection efficiencies and profitability.

OPERATING STRATEGY

     - DECENTRALIZED OPERATIONS. We intend to manage our operations on a decentralized basis. This places decision-making authority close to the customer, enabling us to identify customers' needs quickly and to address those needs in a cost-effective manner. We believe that decentralization provides a low-overhead, highly efficient operational structure that allows us to expand into geographically contiguous markets. We believe that this structure will give us a strategic competitive advantage, and make us an attractive buyer to many potential acquisition candidates. Star Services' management believes that the owners of the types of businesses it will seek to acquire often will desire to work for Star Services after the acquisition. The Company foresees hiring many of these local managers. Star Services believes that this policy will benefit Star Services by providing a source of managers knowledgeable in the solid waste industry to assist with the integration of the acquired business. Star Services also believes that granting an immediate equity interest to these managers will maximize their efforts on Star Services' behalf.

     We currently deliver our services from four operating locations serving Dade, Palm Beach, Broward and Brevard Counties, Florida. Each operating location has a location manager, with autonomous service and decision-making authority for that location and is responsible for maintaining service quality, promoting safety in the operations, implementing marketing programs, and overseeing day-to-day operations, including contract administration. Location managers also help identify acquisition candidates and are responsible for integrating them into our operations and obtaining the permits and other governmental approvals required for us to operate the acquired business.

ACQUISITION PROGRAM

     Star Services currently services the greater Miami, Fort Lauderdale and Palm Beach markets from its locations in Pompano Beach and Palm Beach Counties and operates a construction and demolition landfill in Brevard County, Florida. We will focus our acquisition program on markets in Florida and the Eastern parts of the U.S. that generally exhibit the characteristics listed below:

     - A potential revenue base of at least $15 million, usually in areas with a population of 100,000 or more;

     - A fragmented market with additional available acquisition candidates;

     - The opportunity to acquire a significant market share;

     - Strong projected economic or population growth rates;

     - The availability of adequate disposal capacity through acquisition or agreements with third parties; and

     - A relatively predictable regulatory environment.

     We believe that our experienced management and decentralized operating strategy make us an attractive buyer to certain solid waste collection and disposal acquisition candidates. We have developed a set of financial, geographic and management criteria which we will use to evaluate specific acquisition candidates. The factors that we will consider in evaluating an acquisition candidate include:

     - The candidate's historical and projected financial performance;

     - The return on capital invested in a candidate, its margins and capital requirements and its impact on our earnings;

     - The experience and reputation of the candidate's management and customer service providers, their relationships with local communities and their willingness to continue as employees of Star Services;

     - Whether the geographic location of the candidate will enhance or expand our market area or ability to attract other acquisition candidates;

     - Whether the acquisition will increase our market share or help protect our existing customer base;

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

     - Any potential synergies that may be gained by combining the candidate with our existing operations; and

     - The liabilities of the candidate.

     Before completing an acquisition, we plan to perform extensive environmental, operational, engineering, legal, human resources and financial due diligence. Our management evaluates and approves all acquisitions. We will seek to integrate each acquired business promptly in order to minimize disruption to the ongoing operations of both Star Services and the acquired business.

SERVICES

COMMERCIAL, INDUSTRIAL AND RESIDENTIAL WASTE SERVICES

     Star Services currently serves more than 700 commercial, industrial and residential customers.

     We provide commercial and industrial services under service agreements with terms ranging from one month to five years. We determine fees under these agreements based upon factors such as collection frequency, level of service, route density, the type, volume and weight of the waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged by competitors in our markets for similar service. Collection of larger volumes associated with commercial and industrial waste streams generally helps improve our operating efficiencies, and consolidation of these volumes allows us to negotiate more favorable disposal prices. Our commercial and industrial customers use portable containers for storage, enabling us to service many customers with fewer collection vehicles. Commercial and industrial collection vehicles normally require one operator. We provide containers of between one and fifty cubic yards to our customers.

     In May of 1999, Delta Resources Corp., a subsidiary of Star Services, entered into an Agreement to acquire a construction and demolition debris landfill from William Holmes, Judith Holmes and Holmes Dirt Service, Inc. On July 12, 1999, the parties agreed to extend the Agreement for a period of the sooner of October 12, 1999 or fifteen (15) days after certain conditions were satisfied. On or about August 1, 1999, the sellers informed Delta that they would not be able to satisfy the conditions within the time period agreed upon. We are in the process of attempting to renegotiate the transaction but we are not certain if we can reach a new agreement.

     We intend to provide residential waste services under contracts with homeowners' associations, apartment owners or mobile home park operators, or on a subscription basis with individual households. We base residential contract fees primarily on route density, the frequency and level of service, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged by our competitors in that market for similar services.

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

TRANSFER STATION SERVICES AND MRFS

     Star Services has an active program to acquire, develop, own and operate transfer stations in markets sufficiently close to our existing operations to afford operating efficiencies. Star Services believes it can achieve operating efficiencies by:

     - owning the landfills to which solid wastes, including C&D debris, are delivered;

     - hauling such wastes to Company-owned C&D MRFs;

     - separating the materials delivered to the MRFs into usable components;
       and

     - shipping these components to end-users.

Because Star Services is involved in each phase of operations, it believes that efficiencies in management and infrastructure are achieved.

     We operate two C&D MRFs in Broward County, Florida and one C&D MRF in Palm Beach County, Florida where we receive, separate and transfer material received from our own vehicles and other contractors. Both of these facilities have permits which allow us to separate the material received and sell any useful products such as wood, paper, metal and plastic. We believe that the MRFs benefit Star Services by:

     - concentrating the waste stream from a wider area, increasing the volume of disposal at landfills that we operate and giving us greater leverage in negotiating more favorable disposal rates at other landfills;

     - improving utilization of collection personnel and equipment; and

     - building relationships with municipalities and private operators that deliver waste, which can lead to additional growth opportunities.

LANDFILLS

     Star Services seeks to identify solid waste and C&D landfill acquisition candidates to achieve vertical integration in markets where the economic and regulatory environment makes such acquisitions attractive. Purchase of any C&D landfill is subject to regulatory approval and transfer of permits. We believe that in some markets acquiring landfills provides opportunities to vertically integrate our collection, transfer and disposal operations while improving operating margins. We evaluate landfill candidates by determining, among other things, the amount of waste that could be diverted to the landfill in question, whether access to the landfill is economically feasible from Star Services' existing market areas either directly or through transfer stations, the expected life of the landfill, the potential for expanding the landfill and current disposal costs compared to the cost of acquiring the landfill. Where the acquisition of a landfill is not attractive, we pursue disposal contracts with facilities which are typically municipally controlled.

     In June 1999, Delta Waste Corp., a subsidiary of Star Services entered into an agreement to purchase certain solid waste collection routes and related equipment. The Department of Justice has informed Star Services that approval is the purchase is subject to divestiture by four of Star Services' shareholders who are also employees of Waste Management, Inc., of their shares (approximately 300,000 shares in the aggregate) of Star Services Common Stock within 90 days of the closing date of the transaction. The sale of these shares in the public market in this short time period could have the effect of depressing the price of our common stock.

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

ROYAL OAK RANCH CONSTRUCTION AND DEMOLITION DEBRIS LANDFILL

     We operate the Royal Oak Ranch Construction and Demolition Debris Landfill in Brevard County, Florida under an operating agreement with a remaining term of 17 months. As of March 1, 1999, the Royal Oak Landfill consisted of 42 total acres of which 36.4 acres were permitted for disposal of C&D material. As of that date, the Royal Oak Landfill had approximately 2.4 million cubic yards of unused permitted capacity remaining, with approximately 1.5 million cubic yards available for expansion. By the terms of the operating contract, the Royal Oak Landfill is allowed to accept up to 106,425 cubic yards per calendar quarter. We have an option to purchase this landfill for $0.6 million.

DREDGE AND FILL PERMITS

     All of our current facilities are located next to areas which have dredge and fill permits. These permits allow us to extract sand and fill the area created with certain specified inert materials including concrete and ceramic and clay tiles. Customers are charged a fee for the material they dispose of in these areas. When the land is completely filled to grade it then can be sold for development. To date, no such sales have occurred and none are expected to occur in the near future.

SALES AND MARKETING

     We have four sales and marketing personnel operating from our executive offices in Pompano Beach, Florida. These personnel solicit customers in our market area with emphasis on contractors and developers. We concentrate on providing services to these customers during the construction phase of their construction projects and then providing solid waste collection services to them once the project is completed. We also use our sales force to expand our presence into areas adjacent to our existing market areas.

COMPETITION

     The solid waste services industry is highly competitive and fragmented and requires substantial labor and capital resources. The industry presently includes four large national waste companies: Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Republic Services, Inc., and Waste Management, Inc. In addition, Star Services may compete with regional companies. Casella Waste Systems, Inc., Superior Services, Inc., Waste Connections Inc. and Waste Industries, Inc. are public regional companies with annual revenues in excess of $100 million. Certain of the markets in which Star Services competes or intends to compete are served by one or more large, national solid waste companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities, including incinerators, and with counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over Star Services because of their access to user fees and similar charges, tax revenues and tax-exempt financing.

     We compete for collection, transfer and disposal volume based primarily on the price and quality of our services. From time to time, competitors may reduce the price of their services in an effort to expand their market shares or service areas or to win competitively bid municipal contracts. These practices may cause Star Services to reduce the price of our services or, if we elect not to do so, to lose business. We provide our services under service contracts with terms ranging from one month to five years with commercial, residential and industrial customers.

     Intense competition exists not only for collection, transfer and disposal volume, but also for acquisition candidates. We generally compete for acquisition candidates with publicly owned regional and large national waste management companies.

REGULATION

INTRODUCTION

     Star Services' landfill and non-landfill operations, including waste transportation, transfer stations, vehicle maintenance shops and fueling facilities, are all subject to extensive and evolving federal, state and local environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years. The environmental regulations affecting Star Services are administered by the EPA and other federal, state and local environmental, zoning, health and safety agencies. Star Services is currently in substantial compliance with applicable federal, state and local environmental laws, permits, orders and regulations. We do not currently anticipate any material environmental costs necessary to bring our operations into compliance, although there can be no assurance in this regard. We anticipate that regulation, legislation and regulatory enforcement actions related to the solid waste services industry will continue to increase. We attempt to anticipate future regulatory requirements and to plan in advance as necessary to comply with them.

     The principal federal, state and local statutes and regulations that apply to our operations are described below. All of the federal statutes described below contain provisions that authorize, under certain circumstances, lawsuits by private citizens to enforce the provisions of the statutes. In addition to a penalty award by the United States, some of those statutes authorize an award of attorneys' fees to parties that successfully bring such an action. Enforcement actions under these statutes may include both civil and criminal penalties, as well as injunctive relief in some instances.

THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA")

     RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous if they either (i) are specifically included on a list of hazardous wastes, or (ii) exhibit certain characteristics defined as hazardous. Household wastes are specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of nonhazardous waste.

     The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. The Subtitle C Regulations impose obligations on generators, transporters and disposers of hazardous wastes and require permits that are costly to obtain and maintain for sites where such material is treated, stored or disposed of. Subtitle C

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

requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modeled on some or all of the Subtitle C provisions issued by the EPA. Some state regulations impose different, additional and more stringent obligations, and may regulate certain materials as hazardous wastes that are not so regulated under the federal Subtitle C Regulations. From the date of inception through March 31, 1999, Star Services did not, to our knowledge, transport hazardous wastes under circumstances that would subject Star Services to hazardous waste regulations under RCRA. Some of our ancillary operations, for example vehicle maintenance operations, may generate hazardous wastes. Star Services manages these wastes in substantial compliance with applicable laws.

     In October 1991, the EPA adopted the Subtitle D Regulations governing solid waste landfills. The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill sites meet more stringent liner design criteria, typically, composite soil and synthetic liners or two or more synthetic liners, intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system. The Subtitle D Regulations also require, where certain regulatory thresholds are exceeded, that facility owners or operators control emissions of methane gas generated at landfills in a manner intended to protect human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed by the EPA on landfill owners and operators in that state. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills in the state comply with the Subtitle D Regulations. Florida and other states in which we may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D Regulations.

     RCRA also regulates underground storage of petroleum and other regulated materials. RCRA requires registration, compliance with technical standards for tanks, release detection and reporting, and corrective action, among other things. Certain of Star Services' facilities and operations are subject to these requirements.

THE FEDERAL WATER POLLUTION CONTROL ACT OF 1972, AS AMENDED (THE "CLEAN WATER ACT")

     The Clean Water Act regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. If run-off from our transfer stations or run-off or collected leachate from Star Services' owned or operated landfills is discharged into streams, rivers or other surface waters, the Clean Water Act would require Star Services to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with the EPA's storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. We believe that our facilities comply in all material respects with the Clean Water Act requirements. Florida and other states in which we may operate in the future have been delegated authority to implement the Clean Water Act permitting requirements, and some of these states have adopted regulations that are more stringent than the federal requirements. For example, states often require permits for discharges to ground water as well as surface water.

THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION,
AND LIABILITY ACT OF 1980 ("CERCLA")

     CERCLA established a regulatory and remedial program intended to provide for the investigation and cleanup of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, any person who arranges for the transportation, disposal or treatment of the hazardous substances, and the transporters who select the disposal and treatment facilities. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend on the existence or disposal of "hazardous waste" as defined by RCRA; it can also be based on the existence of even very small amounts of the more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If Star Services were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold Star Services, or any other generator, transporter or the owner or operator of the contaminated facility, responsible for all investigative and remedial costs, even if others were also liable. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Star Services' ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties. Various state laws also impose liability for investigation, cleanup and other damages associated with hazardous substance releases.

THE CLEAN AIR ACT

     The Clean Air Act generally, through state implementation of federal requirements, regulates emissions of air pollutants from certain landfills based on factors such as the date of the landfill construction and tons per year of emissions of regulated pollutants. Larger landfills and landfills located in areas where the ambient air does not meet certain requirements of the Clean Air Act may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials. Air permits to construct may be required for gas collection and flaring systems, and operating permits may be required, depending on the potential air emissions. State air regulatory programs may implement the federal requirements but may impose additional restrictions. For example, some state air programs uniquely regulate odor and the emission of toxic air pollutants.

THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970 (THE "OSH ACT")

     The OSH Act is administered by the Occupational Safety and Health Administration ("OSHA"), and in many states by state agencies whose programs have been approved by OSHA. The OSH Act establishes employer responsibilities for worker health and safety, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various OSHA standards may apply to Star Services' operations, including standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.

FLOW CONTROL/INTERSTATE WASTE RESTRICTIONS

     Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, Florida and other states in which Star Services may operate landfills in the future could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. Such state actions could adversely affect Star Services' landfills. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

     Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, Star Services' business, financial condition and operating results could be adversely affected.

STATE AND LOCAL REGULATION

     Florida and states in which Star Services may operate in the future have laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting Star Services' operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid, and bans or other restrictions on the movement of solid wastes into a municipality.

     Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period, and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

     There has been an increasing trend at the state and local level to mandate and encourage waste reduction at the source, waste recycling, and to prohibit or restrict the disposal of certain types of solid wastes, such as yard wastes, leaves and tires, in landfills. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could prevent Star Services from operating our current and future facilities at their full capacity.

     Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, the OSH Act, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of by the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

PUBLIC UTILITY REGULATION

     In many states, public authorities regulate the rates that landfill operators may charge. The adoption of rate regulation or the reduction of current rates in states in which Star Services may own or operate landfills could adversely affect our business, financial condition and operating results.

RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

     Star Services maintains environmental and other risk management programs appropriate for our business. Our environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental law compliance. We do not presently expect environmental compliance costs to increase above current levels, but we cannot predict whether future acquisitions will cause such costs to increase. Operating practices at all Star Services' operations emphasize minimizing the possibility of environmental contamination and litigation. We believe that our facilities comply in all material respects with applicable federal and state regulations.

     We carry a broad range of insurance, which our management considers adequate to protect our assets and operations. The coverage includes general liability, comprehensive property damage, workers' compensation and other coverage customary in the industry.

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

These policies exclude coverage for damages associated with environmental conditions except for certain specified types of environmental damage, such as that caused by release of hazardous materials resulting from explosions. Because of the limited availability and high cost of environmental impairment liability insurance, and in light of our limited landfill operations, we have not obtained such coverage. If Star Services were to incur liability for environmental cleanups, corrective action or damage, our financial condition could be materially and adversely affected. We will continue to investigate the possibility of obtaining environmental impairment liability insurance, particularly if we acquire or operate landfills other than the Royal Oak landfill. We believe that most other landfill operators do not carry such insurance.

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. Certain environmental regulations also require demonstrated financial assurance to meet closure and post-closure requirements for landfills. We have not experienced difficulty in obtaining performance bonds or letters of credit for our current operations. At September 30, 1999, we had provided customers and various regulatory authorities with surety bonds and letters of credit in the aggregate amount of approximately $0.5 million to secure our obligations. If we were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal solid waste collection contracts or obtaining additional landfill operating permits.

PROPERTY AND EQUIPMENT

     As of September 30, 1999,

     - we owned and operated one collection operation located in Broward county

     - we owned and operated three MRFs, two of which are located in Broward county and one of which is located in Palm Beach county and

     - we operated one C&D landfill in Brevard county.

     We lease various offices and facilities, including our corporate offices in Pompano Beach, Florida. The real estate owned by Star Services is not subject to material encumbrances. We own various equipment, including waste collection and transportation vehicles, related support vehicles, containers, and heavy equipment used in our operations. We believe that our existing facilities and equipment are generally adequate for our current operations. However, we expect to make additional investments in property and equipment for expansion and replacement of assets and in connection with future acquisitions.

EMPLOYEES

     At September 30, 1999, we employed approximately 100 full-time employees, including approximately 12 persons classified as professionals or managers, approximately 80 employees involved in collection, transfer, disposal and recycling operations, and approximately 8 sales, clerical, data processing or other administrative employees.

     We are not aware of any organizational efforts among our employees and believe that our relations with our employees are good.

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

LEGAL PROCEEDINGS

     Star Services is a party to various legal proceedings in the ordinary course of business and as a result of the extensive governmental regulation of the solid waste industry. Management does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on our business, financial condition, operating results or cash flows.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning Star Services' executive officers and directors as of June 30, 1999:

NAME                                 AGE                   TITLE
----                                 ---                   -----
Jack R. Casagrande.................  54     Chairman of the Board, Chief
                                              Executive Officer and Director
Patrick F. Marzano.................  51     President and Director
Richard Loss.......................  36     Chief Financial Officer
Phillip Foreman....................  38     Chief Operating Officer and
                                            Director
Thomas R. Roberts..................  49     Vice President, Environmental
                                              Compliance and Director
Charles D. Green...................  63     Secretary
Angelo Marzano.....................  24     Treasurer and Assistant Secretary
Frank P. Marzano...................  26     Director
Rick Casagrande....................  49     Director
Samuel G. Weiss....................  50     Director

     JACK R. CASAGRANDE has been the Chairman, Chief Executive Officer and a director of Star Services since inception. In 1971, Mr. Casagrande founded Industrial Waste Services, Inc. ("IWS") in Miami-Dade County, Florida and, by 1984, the company had grown to be the largest waste hauling operation in the county and the second largest in the State of Florida. In 1984, IWS was purchased by Attwoods, plc and Mr. Casagrande became head of U.S. operations. During his tenure its revenues grew from $24,000,000 in 1984 to over $300,000,000 by the end of 1993. Attwoods had become the fourth largest waste services company in the United States prior to its acquisition by Browning-Ferris Industries ("BFI") in December 1994. Since that time, Mr. Casagrande has served as a business consultant to, and a director of, several private companies. Jack R. Casagrande is the brother of Rick Casagrande.

     PATRICK F. MARZANO is the founder, President and a director of Star Services. Mr. Marzano graduated from St. John's University in Queens, New York in 1969 with a Bachelors of Science degree in Accounting. From 1969 to 1971, Mr. Marzano worked as a staff accountant at Price Waterhouse in New York City. In 1971, Mr. Marzano left Price Waterhouse and started his own accounting firm. Mr. Marzano has been a certified public accountant and a partner in Geller, Marzano & Company CPA's PC for the last twenty seven (27) years. He also has been involved as a CEO and partner/shareholder for over twenty (20) years in several waste companies in New York and Florida. Patrick F. Marzano is the uncle of Angelo Marzano and the father of Frank P. Marzano.

     RICH LOSS became the Chief Financial Officer of Star Services in July 1999. From 1996 until May of 1999, Mr. Loss served as the CFO of Atlas Environmental, Inc. From 1991 to 1996 Mr. Loss was the Controller of Opus Media Group Inc. Mr. Loss is a certified public accountant in the state of Florida and began his career as a CPA with Ernst & Young.

     PHILLIP FOREMAN has been the Chief Operating Officer and a Director of Star Services since July 1999. From 1988 until 1993 Mr. Foreman served as the Regional Manager for

Attwoods Florida operations and then became the CEO for Attwoods U.S. solid waste operations. As a result of the acquisition by BFI, Mr. Foreman became the Divisional Vice President for BFI's Florida Gulf Atlantic Division, where he oversaw operations generating $230,000,000 in annual revenues. In 1996 Mr. Foreman left BFI and has since acted as a consultant to a number of entities in the waste industry including a consolidation group in New Jersey, and most recently he served as the Director of Operations for Atlas Environmental, Inc.

     THOMAS R. ROBERTS has been Vice President, Acquisitions, Compliance and Governmental Affairs and a director of Star Services since 1998. From 1995 to 1998, Mr. Roberts served as Vice President of Atlas Environmental, Inc., including the company's 11 solely owned facilities. Mr. Roberts is the President of the Florida Recyclers Coalition, Inc. and serves as an instructor for the University of Florida Center for Training, Research and Education for Environmental Occupations (TREEO Center), co-sponsored by State of Florida Department of Environmental Protection and the Florida Sunshine Chapter of the Solid Waste Association of North America (SWANA). Mr. Roberts received the "Distinguished Service Award 1998" from SWANA for his coordination of Florida's C&D Operators Training Course. Mr. Roberts has served and serves on several Florida Department of Environmental Protection and local counties' C&D-related Task Forces and Technical Advisory Councils. Mr. Roberts has appeared as speaker on C&D topics at the International WasteExpo, Florida Environmental Expo, Recycle Florida Today, FDEP's Future of Recycling Advisory Group, Florida's Organic Recyclers Association, and FDEP's C&D Landfill Task Force.

     CHARLES D. GREEN, Secretary of Star Services since inception, graduated from Fort Lauderdale High School in 1956. He served two years in the United States Army as a maintenance specialist for heavy equipment. In 1997, he formed American Refuse, Inc., a waste hauling company, and in 1986 he and a partner started Southeastern Reclamation, Inc., a recycling and hauling company. Mr. Green is currently a Vice President of Delta Recycling Corp. and Eastern Recycling.

     ANGELO MARZANO, Treasurer and Assistant Secretary of Star Services since inception, graduated from Pennsylvania State University in 1997, with a Bachelor of Science Degree in Business Logistics. Throughout his college education, he maintained a position in several waste companies. Upon graduation, Mr. Marzano began working at Delta Recycling Corp. Mr. Marzano is responsible for developing the internal controls and procedures for Delta Recycling Corp. Mr. Marzano is certified as a construction and demolition landfill and materials recovery facility operator. Angelo Marzano is the nephew of Patrick Marzano and the cousin of Frank P. Marzano.

     FRANK P. MARZANO, a director of Star Services since inception, graduated from Pennsylvania State University in 1994 with a Bachelor of Science degree in Accounting. Mr. Marzano is a Certified Public Accountant and worked at KPMG Peat Marwick in New York City until 1996. In 1996, Mr. Marzano joined Geller, Marzano & Company CPAs PC in Port Washington, New York. While working at Geller Marzano, Mr. Marzano received his Masters in Taxation from Long Island University in January 1998. Mr. Marzano is managing partner of Geller Marzano. Frank P. Marzano is the son of Patrick Marzano and the cousin of Angelo Marzano.

     RICK CASAGRANDE, a director of Star Services since inception, graduated from Christ The King High School in Middle Village, New York in 1967. In 1971 he was one of the co-founders of Industrial Waste Services in Miami-Dade County, Florida. He has held various executive positions in several solid waste management companies including American Transfer Services, Inc. He is currently President of Total Care of Long Island. Rick Casagrande is the brother of Jack R. Casagrande.

     SAMUEL G. WEISS, a director of Star Services since its inception, is an attorney admitted to practice in the State of New York since 1974. He is currently a member of the firm of Weiss & Federici, LLP., which has an office located at 30 Main Street, Port Washington, New York 11050. Prior to becoming a member of Weiss & Federici, LLP in 1999, Mr. Weiss was a private practitioner in Port Washington, New York, since 1988. Mr. Weiss received his BA Degree from New York University in 1971. Mr. Weiss received his Juris Doctor from New York University in 1974 and his LLM in taxation from New York University in 1977. Mr. Weiss is General Counsel and a Director of Strategic Capital Resources, Inc.

COMMITTEES OF THE BOARD

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. A majority of the members of the Executive Committee are, and both members of each of the Audit and Compensation Committees are, independent directors who are not employees of Star Services or one of our subsidiaries.

COMPENSATION OF DIRECTORS

     Directors who are officers or employees of Star Services do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $1,500 for attending each Board meeting and each committee meeting (unless held on the same day as the full Board meeting), in addition to reimbursement of reasonable expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

     Star Services was incorporated in February 1999. The following table contains information about the annual and long-term compensation earned in 1997 and 1998 by the Chief Executive Officer (the "Named Executive Officer"). No officer was paid or earned more than $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                 --------------------------------------
                                                                                SHARES
                                                                              UNDERLYING
                                     ANNUAL COMPENSATION                       OPTIONS/        ALL
                                ------------------------------   RESTRICTED    WARRANTS       OTHER
                         YEAR    SALARY     BONUS      OTHER       STOCK       GRANTED     COMPENSATION
                         ----   --------   --------   --------   ----------   ----------   ------------
Patrick F. Marzano*....  1998   $ 15,000         --         --         --           --             --
Patrick F. Marzano*....  1997         --         --         --         --           --             --

-------------------------

* During the four months of operations in 1997, Mr. Marzano did not receive a salary.

EMPLOYMENT AGREEMENTS

     We have entered into an employment agreement with Thomas Roberts. The agreement has a two-year term expiring on March 2001, and provides for a salary of approximately $104,000 and $115,000, respectively, for the first and second years of the term. The agreement contains standard confidentiality and non-solicitation provision.

1999 STOCK OPTION PLAN

     The 1999 Stock Option Plan was adopted by the Board of Directors effective as of February 3, 1999, and was approved by the shareholders in February 1999. The Stock Option Plan is intended to provide employees, consultants and directors with additional incentives by increasing their proprietary interests in Star Services. Under the Stock Option Plan, Star Services may grant options with respect to 5,000,000 shares of Star Services common stock. As of September 30, 1999, we had options to purchase 759,000 shares of common stock outstanding at a weighted average exercise price of $.30 per share.

     The Board of Directors currently administers the Stock Option Plan. The administrator of the Stock Option Plan determines the employees, consultants and directors to whom options are granted (the "Optionees"), the type, size and term of the options, the grant date, the expiration date, the vesting schedule and other terms and conditions of the options.

     The Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in section 422 of the Internal Revenue Code, as amended, and nonqualified stock options. Only Star Services' employees may receive ISOs. The aggregate fair market value, as of the grant date, of the common stock subject to ISOs that become exercisable by any employee during any calendar year may not exceed $100,000. Options generally become exercisable in installments pursuant to a vesting schedule set forth in the option agreement. No option may be granted after February 3, 2009. No option will remain exercisable later than 10 years after the grant date (or five years in the case of ISOs granted to Optionees owning more than 10% of the total combined voting power of all classes of Star Services' outstanding capital stock (a "Ten Percent Shareholder")). The exercise price of ISOs granted under the Stock Option Plan must be at least the fair market value of a share of common stock on the grant date or 110% of such fair market value in the case of ISOs granted to Ten Percent Shareholders.

     If an Optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, the Optionee may exercise his or her options, but generally only within the period ending on the earlier of: (i) six months after retirement or disability; or (ii) the expiration of the option set forth in the option agreement. If the Optionee does not exercise his or her options within that time period, the options terminate, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. If the Optionee ceases to be an employee, consultant or director of Star Services other than because of retirement, death or disability, his or her options generally terminate on the date such relationship terminates, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. Each option agreement may give Star Services the right to repurchase shares acquired by an Optionee under the Stock Option Plan upon termination of the Optionee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Delta Tall Pines Corp., a wholly-owned subsidiary of Star Services, has entered into a lease with Tidal Wave Investment Corporation, Inc. ("TWI") for a MRF in Palm Beach County. The lease has a term of four years commencing June 1, 1999. Payments under the lease are appropriately $20,000 per month. Messrs. Patrick F. Marzano and Jack R. Casagrande have a minority interest in TWI. Star Services believes that the terms of the lease are no less favorable than would be agreed to by an independent third party.

     Jack R. Casagrande and Patrick F. Marzano are majority owners in J.R. Capital Corp., which has recently purchased substantially all the assets of Atlas Environmental, Inc. J.R. Capital Corp., through its various subsidiaries, will be engaged in a similar business to that of Star Services. Star Services intends to enter into a management agreement with J.R. Capital which will provide for Star Services to operate the Atlas facilities. Star Services expects the term of the agreement to be approximately five years and to provide for fees of approximately $800,000 per annum. Management believes that such terms are no less favorable than would be agreed to by an independent third party.

     Between October 31, 1998 and March 31, 1999, certain of Star Services' predecessors made non-interest bearing loans to Patrick F. Marzano and Jack R. Casagrande in the aggregate amount of $729,969. All of such loans were repaid in their entirety on April 1, 1999.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of Star Services consists of 50,000,000 shares of common stock, par value $0.001 per share. As of September 30, 1999, there were 8,000,000 shares of common stock outstanding.

COMMON STOCK

     The holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of shareholders. Cumulative voting for the election of directors is not permitted. Subject to any preferences to which holders of Preferred Stock are entitled, the holders of outstanding shares of common stock are entitled to receive ratably any dividends that the Board of Directors declares. If Star Services liquidates, dissolves or winds up, the holders of shares of common stock are entitled to receive pro rata all assets of Star Services that are available for distribution to shareholders. The holders of shares of common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights. The outstanding shares of common stock, and the shares of common stock to be issued pursuant to this prospectus, when issued, will be fully paid and nonassessable.

CERTAIN STATUTORY, CHARTER AND BY-LAW PROVISIONS

     NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES. Star Services' Articles of Incorporation provide that the number of directors will be fixed from time to time by a majority of the directors then in office. In addition, the Articles of Incorporation provide that newly created directorships resulting from an increase in the authorized number of directors, vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the shareholders unless there are no directors in office), if a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board could prevent any shareholder from enlarging the Board and filling the new directorships with such shareholder's own nominees.

     ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS. The By-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of shareholders of Star Services (the "Shareholder Notice Procedure"). In general, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a shareholder who has given timely written notice to the Secretary of Star Services, may be elected as directors. At an annual meeting, only business that has been brought before the meeting by, or at the direction of, the Board, any committee appointed by the Board, or by a shareholder who has given timely written notice to the Secretary of Star Services, may be conducted. To be timely, notice of shareholder nominations or proposals to be made at an annual or special meeting must be received by Star Services not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then the 15th day following the earlier of the day such notice was mailed or the day such public disclosure was made).

     By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure gives the Board an opportunity to consider the qualifications of the proposed nominees and inform shareholders about such qualifications. By requiring advance notice of other proposed business, the Shareholder Notice Procedure provides a more orderly procedure for conducting annual meetings of shareholders. It also gives the Board an opportunity to inform shareholders in advance of any business proposed to be conducted at such meetings, together with the Board's recommendations regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although the By-laws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, the Shareholder Notice Procedure may preclude a contest for the election of directors or the consideration of shareholder proposals. It may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, even though consideration of such nominees or proposals might benefit Star Services and our shareholders.

LIMITATION OF LIABILITY OF DIRECTORS

     Star Services' Articles of Incorporation provide that Star Services may indemnify its executive officers and directors to the fullest extent permitted by law whether now or hereafter. Star Services has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of Star Services in a proceeding by or in the right of Star Services to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     FLORIDA ANTI-TAKEOVER LAW. Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested directors or shareholders of certain specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation or their affiliates.

     Star Services' Articles of Incorporation provide that Star Services shall not be subject to the Florida Control Share Act.

TRANSFER AGENT AND REGISTRAR

     Interwest Transfer & Trust Company serves as transfer agent and registrar for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     On the sale or other disposition of the shares being registered in this registration statement, we will have 20,000,000 shares of common stock outstanding. All of the shares registered hereunder will be freely saleable in the public market after the sale or other disposition of the shares being registered in this registration statement is completed, unless acquired by affiliates of Star Services. The shares outstanding before completion of this offering are saleable in the public market as follows:

2,956,000 shares*.....................  Eligible for resale in the public market in May 2000
5,000,000 shares*.....................  Will be eligible for resale in the public market after February 2001

-------------------------

* Subject to the restrictions of Rule 144. Shares of common stock held by Star Services' affiliates are subject to certain volume and other limitations discussed below under Rule 144. In addition, certain shareholders have entered into "lock-up" agreements pursuant to which they have agreed with Star Services not to sell for a certain period certain of the Shares being registered pursuant to the registration statement of which this Prospectus is a part.

     As a result of these agreements, 3,500,000 Shares may not be sold until one year from the effective date of this registration statement and 3,500,000 shares may not be sold until two years from the effective date of this registration statement. Star Services has the discretion to release none, some or all of the Shares subject to these lock-up agreements.

     In determining whether to release from the lock-up agreements any shares held by non-affiliates, Star Services will consider:

     - The number of shares requested to be released

     - The reason for the requested release; and

     - The anticipated effect that the sale of the released shares would have on the market for Star Services' common stock.

     Star Services does not currently anticipate releasing any shares held by affiliates prior to the stated terms of the lock-up agreements.

     In general, under Rule 144, a person (or persons whose shares are aggregated), including persons who may be deemed affiliates of Star Services, who has beneficially owned his or her shares for at least one year may sell in any three-month period a number of shares equal to the greater of 1% of the outstanding shares of the common stock (80,000 shares as of September 30, 1999) or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about Star Services. Under Rule 144(k), a person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of Star Services for at least three months and who has beneficially owned his or her shares for at least two years may sell such shares under Rule 144 without regard to the limitations discussed above.

     It is possible that no active public market for the common stock will develop or be sustained. Sales of substantial amounts of the common stock, or the perception that such sales could occur, could cause the market price of the common stock to decline and impair our ability to raise capital or fund acquisitions by issuing common stock.

     We plan to file a registration statement on Form S-8 under the Securities Act to register 5,000,000 shares issuable on exercise of stock options or other awards granted or to be granted under our Stock Option Plan. Subject to certain restrictions under Rule 144, those shares will be freely saleable in the public market immediately following exercise of such options.

                              PLAN OF DISTRIBUTION

     The 12,000,000 shares offered hereby may be offered and issued by Star Services from time to time in connection with future acquisitions of other businesses or properties. It is anticipated that future acquisitions by Star Services will consist principally of additional solid waste related businesses. The consideration for acquisitions may include cash, including installment payments, shares of common stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between Star Services and the owners or controlling persons of the businesses or properties to be acquired. In addition, Star Services may enter into employment contracts and non-competition agreements with former owners and key executive personnel of these acquired businesses. Star Services at this time is engaged in preliminary discussions with candidates for possible future acquisitions. Star Services reasonably expects the 12,000,000 shares to be offered and sold within two years from the initial effective date of the registration.

     The terms of a future acquisition will be determined by negotiations between Star Services' representatives and the owners or controlling persons of the businesses or properties to be acquired, and the factors taken into account in an acquisition may include among others the established quality and reputation of the business and its management, gross revenues, earning power, cash flow, growth potential, location of the business and properties to be acquired and geographical diversification resulting from the acquisition. It is anticipated that shares offered in connection with future acquisitions will be valued at a price reasonably related to the current market value of the common stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of Star Services' shares. Star Services does not expect to receive any cash proceeds, other than cash balances of acquired companies, in connection with any such issuances.

     It is not expected that underwriting discounts or commissions will be paid by Star Services except that finder's fees, which may be in the form of shares registered under this prospectus for the purpose of offering and issuance in connection with future acquisitions, may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act.

     A material acquisition, or a series of acquisitions constituting in the aggregate a material transaction, would require Star Services to file an amendment to the Registration Statement, of which this prospectus forms a part, discussing or disclosing the acquisition or acquisitions and the effects on Star Services. That amendment must become effective under the Securities Act before any further shares may be sold hereunder.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered hereby will be passed upon for Star Services by Greenberg Traurig, P.A., Miami, Florida.

                                    EXPERTS

     The financial statements of Star Services Group, Inc. and Predecessors as of December 31, 1997 and 1998, and for the year ended December 31, 1998 and the period from August 26, 1997 (inception) through December 31, 1997 appearing in this prospectus and registration statement have been audited by Horton & Company, LLC, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and registration statement.

     The financial statements of Mario's Equipment Rental, Inc. as of December 31, 1998 and for the year then ended appearing in this prospectus and registration statement have been audited by Goldstein Lewin & Co., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and registration statement.

     Such financial statements have been included in this prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Star Services has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Star Services and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois, 60604.

     Star Services intends to furnish to its shareholders annual reports containing financial statements audited and reported upon by its independent public accountants.

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]


                    SUBJECT TO COMPLETION DECEMBER 13, 1999


                                   PROSPECTUS

                                8,000,000 Shares

                                  Common Stock

                           STAR SERVICES GROUP, INC.
                            (A FLORIDA CORPORATION)

                           -------------------------

     This prospectus includes 8,000,000 shares that have been registered for resale pursuant to rights granted to the shareholders of Star Services. Of these 8,000,000 shares, 2,000,000 were issued by Star Services in a private placement in May 1999. See "Selling Shareholders." We will receive none of the proceeds from the sale of these 8,000,000 shares, but will pay the expenses for their registration. We will set forth in a supplement to this prospectus all material information about a particular offer in the future, including any changes to the identities of the selling shareholders. In general, the proceeds to the selling shareholders will be the selling price of the shares sold less any discounts or commissions.

     The selling shareholders may offer, from time to time, all of their respective shares included in this offering. Since the shares are being offered on a delayed or continuous basis under Rule 415 of the Securities Act of 1933 we cannot provide information about the price of the shares or proceeds to the selling shareholders.

     The selling shareholders and any brokers or dealers acting on their behalf may be deemed underwriters under the Securities Act, in which case commissions paid to the brokers may be deemed underwriting commissions under the Securities Act.

     Our stock trades on Nasdaq's OTC Bulletin Board(R) under the symbol "SSVC."
On September   , 1999, the closing bid price of the stock was $     .

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated           , 1999

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                                USE OF PROCEEDS

     We will not receive any of the proceeds of the offering of 8,000,000 of the shares by the selling shareholders.

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                                    DILUTION

     The 8,000,000 shares offered by the selling shareholders are validly issued, fully paid and nonassessable shares of Star Services' common stock. The sale of those 8,000,000 shares will not dilute current equity positions.

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                              SELLING SHAREHOLDERS

     The following table and footnotes set forth certain information regarding the ownership of Star Services' common stock as of July 15, 1999, and as adjusted to reflect the sale of the shares offered by Star Services and the selling shareholders of the shares being registered hereunder by (i) persons known by Star Services to beneficially own 5% or more of the outstanding shares of common stock, (ii) each selling shareholder, (iii) each of Star Services' executive officers, (iv) each director of Star Services and (v) all current officers and directors as a group.

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
A&A Family Trust................         93,750              1.2               93,750               *
  c/o Robert Smoley, Trustee
  The Miami Center, 17th Floor
  201 S. Biscayne Blvd.,
  Miami, FL 33131
Abbatiello, Tony................         12,500                *               12,500               *
  3922 Marilyn Drive
  Seaford, NY 11783
Bailey, Blanche.................          1,000                *                1,000               *
  708 Marguerite
  Marshall, MN 56258
Bailey, James H.................         19,000                *               19,000               *
  10081 Royal Aberdeen Way
  Orlando, FL 32828
Bailey, Janis...................          1,000                *                1,000               *
  5349 110th Street
  Jacksonville, FL 32244
Bailey, Joan....................          1,000                *                1,000               *
  6 Austin Avenue
  Hanover, NH 03756
Bailey, Paul....................          1,000                *                1,000               *
  5 Wood Road
  Marlboro, MA 01752
Bailey, Tom.....................          1,000                *                1,000               *
  593 Wiseria Street
  Chula Vista, CA 91911
Baker, Paul.....................         31,250                *               31,250               *
  1101 NW 29th Court
  Wilton Manors, FL 33311
BelCastro, Domenico.............         15,625                *               15,625               *
  1 Jason Court
  Dix Hills, NY 11746
Bender, George..................         15,625                *               15,625               *
  3801 Segovia Blvd
  Coral Gables, FL

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Bender, Harry...................         15,625                *               15,625               *
  980 NW North River Drive
  Miami, FL 33136
Bladholm, Lisa..................          1,000                *                1,000               *
  665 N. Beau Chen Drive #26
  Mandeville, LA 70471
Bruno, Anthony..................         31,250                *               31,250               *
  11860 NW 21st Street
  Plantation, FL 33323
Burke, Paul.....................         31,250                *               31,250               *
  2806 Juniper Hill Court
  Louisville, KY 40206
Camillo, Joseph H...............          1,000                *                1,000               *
  5028 Rosamind Drive #2602
  Orlando, FL 32808
Caparelli, Ernest...............        268,750              3.7              268,750               *
  3821 NW 92nd Ave
  Hollywood, FL 33024
Casagrande, Angelo..............        212,500              2.7              212,500               *
  252 High View Lane
  Media, PA 19063
Casagrande, Carl................         31,250                *               31,250               *
  1737 NW 126th Drive
  Coral Springs, FL 33071
Casagrande, Jack R..............        700,000              8.8              700,000               *
  16224 NW 82nd Place
  Miami, FL 33016
Casagrande, Rocco...............        531,250              6.7              531,250               *
  62 E. Mall Drive
  Melville, NY 11747
Cavo, John......................         31,250                *               31,250               *
  1151 NW 77th Avenue
  Plantation, FL 33322
Cinelli, John...................         15,625                *               15,625               *
  520 NW 83rd Way
  Pembroke Pines, FL 33024

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Cohen, Patricia.................          1,000                *                1,000               *
  203 Waymouth Harbor
  Cove Longwood, FL 32779
Cohen, Stephanie................          1,000                *                1,000               *
  203 Waymouth Harbor
  Cove Longwood, FL 32779
Cohen, Patricia Cohen C/F
  Jessica.......................          1,000                *                1,000               *
  203 Waymouth Harbor
  Cove Longwood, FL 32779
Cooperman, William..............         62,500                *               62,500               *
  17 Beaumont Drive
  Melville, NY 11747
Costa, James....................         31,250                *               31,250               *
  33 Suncrest Drive Dix
  Hills, NY 11746
Cunningham, Louise..............          1,000                *                1,000               *
  9152 Balmoral Mewes Square
  Windermere, FL 34786
D'Onofrio, Arthur...............         31,250                *               31,250               *
  2114 Grenada Blvd
  Coral Gables, FL 33134
DeCicco, Mary Ellen.............         31,250                *               31,250               *
  125 W. Broadway
  Long Beach, NY 11561
DeLuca, Domenico................         62,500                *               62,500               *
  4931 Van Buren Street
  Hollywood, FL
DeMartine, Andy.................         62,500                *               62,500               *
  112-01 Queens Blvd
  Forest Hills, NY 11375
DeRocchia, Americo..............         12,500                *               12,500               *
  1852 Monroe Ave
  Seaford, NY 11783
Derrick, Michael................          1,000                *                1,000               *
  1241 Foxden Road
  Apopka, FL 32712
DeSimone, Michael...............        187,500              2.3              187,500               *
  12677 NW 17th Place
  Coral Springs, FL 33071
Disner, David...................          1,000                *                1,000               *
  17th Way North St.
  Petersburg, FL 33702

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Federicci, Robert...............        150,000              1.9              150,000               *
  1775 York Avenue, Apt. 29F
  New York, NY 10128
Feeley, John....................        175,000              2.2              175,000               *
  11245 SW 129th Court
  Miami, FL 33168
Geller, Norman..................         31,250                *               31,250               *
  2 Chelsea Drive
  Port Washington, NY 11050
Gorman, Bruce...................         31,250                *               31,250               *
  36 Eleneagels Ct
  Dover, DE 19904
Greene, Charles.................      1,100,000             13.8            1,100,000               *
  910 NW 116th Terrace
  Plantation, FL 33325
Grey, Wendy.....................         31,250                *               31,250               *
  20191 E. Country Club Drive
  Apt. 2302
  Aventura, FL 33180
Guidi, Barbara..................        120,000              1.5              120,000               *
  153 Plandome Court
  North Manhasset, NY 11030
Hawkins, Larry..................         31,250                *               31,250               *
  13641 Deering Bay Drive
  Miami, FL 33158
Huffman, Scott..................         12,500                *               12,500               *
  1638 Nocatee Drive
  Coconut Grove, FL 33133
Hughes, Thomas..................        125,000              1.6              125,000               *
  409 SE 28th Ave
  Pompano Beach, FL 33062
Hulteen, Mark...................         25,000                *               25,000               *
  3000 S. Ocean Drive
  Apt. 11-7
  Hollywood, FL 33019
Humphrey, Harold................         12,500                *               12,500               *
  14130 Cypress Court
  Miami, FL 33014
Janusz, Kimberly................         20,000                *               20,000               *
  7157 Ballantrae Court
  Miami Lakes, FL 33014
Johnson, Nicole.................          1,000                *                1,000               *
  5018 Figwood Lane
  Orlando, FL 32808

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Johnson, William................         46,875                *               46,875               *
  17971 NW 13th Street
  Pembroke Pines, FL 33029
Jonza, Emil.....................         50,000                *               50,000               *
  8 Ventura Court
  Lawrence, NY 11559
Lambert, James..................         12,500                *               12,500               *
  113 Cedar Pt. Dr
  West Islip, NY 11793
Levine, Ronald..................         15,625                *               15,625               *
  80 SW 91st Avenue
  Apt. 208
  Plantation, FL 33324
Lewis, Michael..................          1,000                *                1,000               *
  632 Stonefield Loop
  Heathrow, FL 32746
Liebskind, Ada..................          1,000                *                1,000               *
  2460 Northside Drive
  Clearwater, FL 34621
Lopez, Ezequial.................          1,000                *                1,000               *
  1902 Maire Hill Drive
  Conyers, GA 30094
Lopez, John.....................          1,000                *                1,000               *
  2276 Concord Scotch
  Plains, NJ 07076
Lopez, Zeke.....................          1,000                *                1,000               *
  7 Norvilla Laguan
  Legal, CA 92677
Mackie, Russell.................         31,250                *               31,250               *
  2106 South Cypress Bend Drive
  Apt. 204
  Pompano Beach, FL 33069
Martorano, Anthony..............         31,250                *               31,250               *
  6054 Cricket Drive
  Lakeland, FL 33813
Martorano, John.................         31,250                *               31,250               *
  5148 Hanover Drive
  Lakeland, FL 33813
Marzano, Angelo.................        287,500              3.6              287,500               *
  10476 SW 52nd Street
  Cooper City, FL 33328
Marzano, Frank..................      1,100,000             13.8            1,100,000               *
  30 Blueberry Court
  Melville, NY 11747

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Marzano, Katherine..............         90,000              1.1               90,000               *
  75-50 Penelope Avenue
  Middle Village, NY 11379
Marzano, Patrick................      1,100,000             13.8            1,100,000               *
  Sea Ranch Club C
  4900 N. Ocean Blvd., #821
  Ft. Lauderdale, FL 33306
Messina, Rafaele................         15,625                *               15,625               *
  4 Vanderbilt Parkway
  Dix Hills, NY 11746
Mirabile, Len...................         31,250                *               31,250               *
  266 Sussex Drive
  Manhasset, NY 11030
Morea, Madeline.................         31,250                *               31,250               *
  128 Revere Drive
  Sayville, NY 11782
Noble, John.....................         12,500                *               12,500               *
  1041 SW 91st Ave
  Plantation, FL 33324
Parr, Steven....................          1,000                *                1,000               *
  1235 Phyllis Lane
  Hudson, FL 34669
Pecoraro, Pat...................         31,250                *               31,250               *
  125 W. Broadway Long
  Beach, NY 11561
Perkins, Randal.................         62,500                *               62,500               *
  8230 NW 49th Court
  Coral Springs, FL 33067
Pernas, Alfredo.................         15,625                *               15,625               *
  640 N. Mashta Drive
  Key Biscayne, FL 33149
Persichetti, Joe................          1,000                *                1,000               *
  967 Fosloria Drive
  Melbourne, FL 32940
Petchauer, John.................         31,250                *               31,250               *
  61 Trenton Avenue E.
  Atlantic Beach, NY 11561
Pollina, Sandrine...............         31,250                *               31,250               *
  196 Burns St Forest
  Hills, NY 11375

              [ALTERNATE PAGES FOR SELLING SHAREHOLDER PROSPECTUS]

                                                      PERCENT OF SHARES                    PERCENT OF SHARES
                                      NUMBER OF           OF COMMON         NUMBER OF          OF COMMON
NAME AND ADDRESS OF SELLING         SHARES OWNED      STOCK HELD PRIOR    SHARES OFFERED      STOCK HELD
SHAREHOLDER                       PRIOR TO OFFERING      TO OFFERING          HEREBY        AFTER OFFERING
---------------------------       -----------------   -----------------   --------------   -----------------
Roberts, Thomas.................         10,000                *               10,000               *
  5386 NW 108th Way
  Coral Springs, FL 33076
Sandler, Leonard................         62,500                *               62,500               *
  c/o Alphas Sylray Corp.
  180 Madison Avenue
  New York, NY 10016
Santucci, Robert................         62,500                *               62,500               *
  94 Castle Ridge Road
  Manhasset, NY 11030
Sardinia, Sergio................         31,250                *               31,250               *
  3110 Brickell Ave
  Miami, FL 33129
Saunders, Mary..................          1,000                *                1,000               *
  119-A University Boulevard
  Harrisburg, VA 22801
Shore, Ronald...................         31,250                *               31,250               *
  600 Three Islands Blvd
  Hallandale, FL 33009
Trapana, Ronald.................         31,250                *               31,250               *
  561 Ocean Blvd Golden
  Beach, FL 33160
Velocci, Ralph..................        187,500              2.3              187,500               *
  349 Center Island
  Golden Beach, FL 33160
Wallace, Frederick..............         81,250              1.0               81,250               *
  7815 SW 88th Terr
  Miami, FL 33156
Ward, Doug......................          1,000                *                1,000               *
  1709 Fountain Head Drive
  Lake Mary, FL 32745
Weiss, Samuel...................         16,000                *               16,000               *
  1197 E. Broadway
  Hewlett, NY 11557
Wilkinson, Pamela...............          1,000                *                1,000               *
  9152 Balmoral Mewes Square
  Windermere, FL 34786
Wilkinson, Terra................          1,000                *                1,000               *
All current executive officers
  and directors as a group (8
  persons)......................      4,844,750            61.0%            4,844,750               *

-------------------------

* Less than 1%.

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                              PLAN OF DISTRIBUTION

     Any distribution of the shares offered by the Selling Shareholders, or by pledgees, donees, transferees or other successors-in-interest, may be effected from time to time in one or more of the following transactions (which may involve crosses or block transactions): (i) on the NASD OTC Bulletin Board (or on such other national stock exchanges or over-the-counter market on which the Common Stock may be listed from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who will acquire the Selling Shareholders' shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent, (ii) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in negotiated transactions, or dispositions for value by any Selling Shareholder to its partners or members (provided, however, that any dispositions to affiliates are subject to the restrictions for future sale described in "Shares Eligible for Future Sale"), (iii) through the issuance of securities by issuers other than Star Services convertible into, exchangeable for, or payable in such shares (whether such securities are listed on a national securities exchange or otherwise) or (iv) through the writing of options on the shares (whether such options are listed on an options exchange or otherwise) other transactions requiring delivery of the shares or the delivery of the shares to close out a short position. Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. See "Selling Shareholders."

     The Selling Shareholders and any such underwriters, brokers, dealers or agents may be deemed "underwriters" as that term is defined by the Securities Act.

     Underwriters participating in any offering made pursuant to this prospectus (as amended from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

     The 12,000,000 shares offered hereby may be offered and issued by Star Services from time to time in connection with future acquisitions of other businesses or properties. It is anticipated that future acquisitions by Star Services will consist principally of additional solid waste related businesses. The consideration for acquisitions may include cash, including installment payments, shares of Common Stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between Star Services and the owners or controlling persons of the businesses or properties to be acquired. In addition, Star Services may enter into employment contracts and non-competition agreements with former owners and key executive personnel of these acquired businesses. Star Services at this time is engaged in preliminary discussions with candidates for possible future acquisitions. Star Services reasonably expects the 12,000,000 shares to be offered and sold within two years from the initial effective date of the registration.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
STAR SERVICES GROUP, INC. AND SUBSIDIARIES
Independent Auditors' Report................................   F-2
Consolidated balance sheets as of December 31, 1998 and 1997
  and September 30, 1999....................................   F-3
Consolidated statements of operations for the year ended
  December 31, 1998 and for the period August 26, 1997
  (inception) through December 31, 1997 and for the nine-
  month periods ended September 30, 1999 and 1998...........   F-4
Consolidated statements of shareholders' equity for the year ended December 31, 1998 and for the period August 26, 1997
  (inception) through December 31, 1997 and for the
  nine-month periods ended September 30, 1999 and 1998......   F-5
Consolidated statements of cash flows for the year ended
  December 31, 1998 and for the period August 26, 1997
  (inception) through December 31, 1997 and for the nine-
  month periods ended September 30, 1999 and 1998...........   F-6
Notes to consolidated financial statements..................   F-7
Independent Auditors' Report on other financial
  information...............................................  F-17

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Explanatory note relating to pro forma condensed
  consolidated financial information........................  F-18
Pro forma condensed consolidated balance sheet as of
  September 30, 1999 (unaudited)............................  F-19
Pro forma condensed consolidated statement of operations for the nine-month period ended September 30, 1999
  (unaudited)...............................................  F-20
Pro forma condensed consolidated statement of operations for the year ended December 31, 1998 (unaudited)..............  F-21
Notes to pro forma condensed consolidated financial
  statements (unaudited)....................................  F-22

MARIO'S EQUIPMENT RENTAL, INC.
Independent Auditors' Report................................  F-23
Balance sheets as of December 31, 1998 and September 30,
  1999......................................................  F-24
Statements of income for the year ended December 31, 1998
  and for the nine-month periods ended September 30, 1999
  and 1998..................................................  F-25
Statements of stockholders' deficit for the year ended
  December 31, 1998 and for the nine-month periods ended
  September 30, 1999 and 1998...............................  F-26
Statements of cash flows for the year ended December 31,
  1998 and for the nine-month periods ended September 30,
  1999 and 1998.............................................  F-27
Notes to financial statements...............................  F-28

                          INDEPENDENT AUDITORS' REPORT

The Shareholders
Star Services Group, Inc.
and subsidiaries
Pompano Beach, Florida

     We have audited the accompanying consolidated balance sheets of Star Services Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1998 and for the period August 26, 1997 (inception) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Star Services Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their consolidated operations and cash flows for the year ended December 31, 1998 and for the period August 26, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles

                                                 HORTON & COMPANY, L.L.C.

Wayne, New Jersey
March 18, 1999, except for Note 8,
as to which the date is April 1, 1999

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                       DECEMBER 31,
                                                   ---------------------   SEPTEMBER 30,
                                                      1998        1997         1999
                                                   ----------   --------   -------------
                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and equivalents...........................  $   49,149   $115,033    $1,989,579
  Accounts receivable............................     579,042     75,824     1,326,461
  Deferred income taxes..........................          --         --       100,000
  Prepaid expenses...............................     123,334      7,276        84,292
                                                   ----------   --------    ----------
          Total current assets...................     751,525    198,133     3,500,332
                                                   ----------   --------    ----------
Property and equipment, at cost:
  Machinery and equipment........................   2,351,784    394,203     4,609,695
  Office furniture and equipment.................      33,507      2,500        78,215
  Structures and improvements....................      32,291      6,000       798,309
                                                   ----------   --------    ----------
                                                    2,417,582    402,703     5,486,219
  Less accumulated depreciation..................     189,443     12,081       455,716
          Net property and equipment.............   2,228,139    390,622     5,030,503
                                                   ----------   --------    ----------
Other assets:
  Deferred income taxes, net of current
     portion.....................................          --         --       217,883
  Deferred charges...............................          --         --        95,247
                                                   ----------   --------    ----------
     Total other assets..........................          --         --       313,130
                                                   ----------   --------    ----------
          Total assets...........................  $2,979,664   $588,755    $8,843,965
                                                   ==========   ========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt..............  $  365,265   $ 22,102    $  733,738
  Notes payable-related parties..................     388,125         --            --
  Accounts payable...............................     291,302     10,778       876,941
  Accrued expenses...............................      30,923      4,954       504,629
  Loans from shareholders........................     149,000     10,000            --
                                                   ----------   --------    ----------
          Total current liabilities..............   1,224,615     47,834     2,115,308
                                                   ----------   --------    ----------
Long-term debt, net of current portion...........   1,316,899    220,229     2,666,812
                                                   ----------   --------    ----------
Shareholders' equity:
  Common stock, $.01 par value, 30,000,000 shares
     authorized, 5,000,000 shares issued and
     outstanding in 1998 and 1997; 8,000,000
     shares issued and outstanding in 1999.......      50,000     50,000        80,000
  Additional paid-in capital.....................     448,200    241,000     4,632,250
  Retained earnings (accumulated deficit)........     (60,050)    29,692      (650,405)
                                                   ----------   --------    ----------
          Total shareholders' equity.............     438,150    320,692     4,061,845
                                                   ----------   --------    ----------
          Total liabilities and shareholders'
            equity...............................  $2,979,664   $588,755    $8,843,965
                                                   ==========   ========    ==========



See notes to consolidated financial statements

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     AUGUST 26, 1997
                                                       (INCEPTION)        NINE-MONTH PERIOD
                                       YEAR ENDED        THROUGH         ENDED SEPTEMBER 30,
                                      DECEMBER 31,    DECEMBER 31,     -----------------------
                                          1998            1997            1999         1998
                                      ------------   ---------------   ----------   ----------
                                                                             (UNAUDITED)
Revenues............................   $3,542,851      $  235,596      $8,126,509   $1,879,979
                                       ----------      ----------      ----------   ----------
Expenses:
  Direct costs......................    2,449,085         129,029       6,494,178    1,284,899
  Selling and administrative........      935,723          63,181       1,944,063      382,947
  Stock-based compensation..........           --              --         215,050           --
  Depreciation......................      177,362          12,081         266,273      103,148
                                       ----------      ----------      ----------   ----------
                                        3,562,170         204,291       8,919,564    1,770,994
                                       ----------      ----------      ----------   ----------
Income (loss) from operations.......      (19,319)         31,305        (793,055)     108,985
Interest income.....................           --              --          52,777           --
Interest expense....................      (70,423)         (1,613)       (167,960)     (35,382)
                                       ----------      ----------      ----------   ----------
Income (loss) before income taxes...      (89,742)         29,692        (908,238)      73,603
Income tax benefit..................           --              --         317,883           --
                                       ----------      ----------      ----------   ----------
Net income (loss)...................   $  (89,742)     $   29,692      $ (590,355)  $   73,603
                                       ==========      ==========      ==========   ==========
Earnings (loss) per share...........   $    (0.02)     $     0.01      $    (0.09)  $     0.01
                                       ==========      ==========      ==========   ==========
Weighted average shares
  outstanding.......................    5,000,000       5,000,000       6,646,016    5,000,000
                                       ==========      ==========      ==========   ==========

UNAUDITED PRO FORMA INCOME TAX, NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE INFORMATION
  (INFORMATION FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999 IS ACTUAL):
Historical income (loss) before
  income taxes......................   $  (89,742)     $   29,692      $ (908,238)  $   73,603
Pro forma income tax (expense)
  benefit...........................       27,000          (9,000)        317,883       25,761
                                       ----------      ----------      ----------   ----------
Pro forma net income (loss).........   $  (62,742)     $   20,692      $ (590,355)  $   47,842
                                       ==========      ==========      ==========   ==========
Pro forma earnings (loss) per
  share.............................   $    (0.01)     $     0.00      $    (0.09)  $     0.01
                                       ==========      ==========      ==========   ==========
Historical weighted average shares
  outstanding.......................    5,000,000       5,000,000       6,646,016    5,000,000
                                       ==========      ==========      ==========   ==========

See notes to consolidated financial statements

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEAR ENDED DECEMBER 31, 1998, AND THE PERIOD
           AUGUST 26, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997 AND
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998
          (INFORMATION FOR NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1999
                             AND 1998 IS UNAUDITED)

                                               COMMON STOCK                       RETAINED
                                           ---------------------   ADDITIONAL     EARNINGS
                                            ISSUED                  PAID-IN     (ACCUMULATED
                                            SHARES     PAR VALUE    CAPITAL       DEFICIT)
                                           ---------   ---------   ----------   ------------
Balance at inception, as restated for
recapitalization.........................  5,000,000    $50,000    $  241,000    $      --
Net income...............................         --         --            --       29,692
                                           ---------    -------    ----------    ---------
Balance at December 31, 1997.............  5,000,000     50,000       241,000       29,692
Net capital contributed..................         --         --       207,200           --
Net loss.................................         --         --            --      (89,742)
                                           ---------    -------    ----------    ---------
Balance at December 31, 1998.............  5,000,000    $50,000    $  448,200    $ (60,050)
                                           =========    =======    ==========    =========
Balance at January 1, 1998...............  5,000,000    $50,000    $  241,000    $  29,692
Net capital contributed (unaudited)......         --         --       207,200           --
Net income (unaudited)...................         --         --            --       73,603
                                           ---------    -------    ----------    ---------
Balance at September 30, 1998
(unaudited)..............................  5,000,000    $50,000    $  448,200    $ 103,295
                                           =========    =======    ==========    =========
Balance at January 1, 1999...............  5,000,000    $50,000    $  448,200    $ (60,050)
Issuance of common stock and capital
  contributions (unaudited)..............  2,000,000     20,000     3,969,000           --
Shares issued in business combination
  (unaudited)............................  1,000,000     10,000            --           --
Stock-based compensation (unaudited).....         --         --       215,050           --
Net loss (unaudited).....................         --         --            --     (590,355)
                                           ---------    -------    ----------    ---------
Balance at September 30, 1999
(unaudited)..............................  8,000,000    $80,000    $4,632,250    $(650,405)
                                           =========    =======    ==========    =========

See notes to consolidated financial statements

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      AUGUST 26,
                                                         1997
                                                     (INCEPTION)      NINE-MONTH PERIOD
                                       YEAR ENDED      THROUGH       ENDED SEPTEMBER 30,
                                      DECEMBER 31,   DECEMBER 31,   ----------------------
                                          1998           1997          1999        1998
                                      ------------   ------------   ----------   ---------
                                                                         (UNAUDITED)
Cash flows from operating
activities:
  Net income (loss).................    $(89,742)     $  29,692     $ (590,355)  $  73,603
  Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in) operating
     activities:
       Depreciation.................     177,362         12,081        266,273     103,148
       Stock-based compensation.....          --             --        215,050          --
       Changes in operating assets
          and liabilities:
          Increase in accounts
            receivable..............    (503,218)       (75,824)      (747,419)   (291,836)
          Increase in prepaid
            expenses................    (116,058)        (7,276)        39,042    (241,718)
          Increase in deferred
            income taxes............          --             --       (317,883)         --
          Increase in accounts
            payable.................     280,524         10,778        585,639     221,234
          Increase in accrued
            expenses................      25,969          4,954        473,706      (4,954)
                                        --------      ---------     ----------   ---------
            Net cash used in
               operating
               activities...........    (225,163)       (25,595)       (75,947)   (140,523)
                                        --------      ---------     ----------   ---------
Cash flows from investing
  activities:
  Capital expenditures..............    (569,582)      (158,501)      (779,425)   (418,239)
  Deferred charges..................          --             --        (95,247)         --
                                        --------      ---------     ----------   ---------
            Net cash used in
               investing
               activities...........    (569,582)      (158,501)      (874,672)   (418,239)
                                        --------      ---------     ----------   ---------
Cash flows from financing
  activities:
  Proceeds from stockholder loans...     527,125         10,000             --     326,626
  Principal payments on stockholder
     loans..........................          --             --       (537,125)         --
  Principal payments under loan
     agreements.....................    (142,424)        (1,871)      (570,826)    (73,902)
  Net proceeds from issuance of
     common stock and capital
     contributions..................     344,160        291,000      3,999,000     207,200
                                        --------      ---------     ----------   ---------
            Net cash provided by
               financing
               activities...........     728,861        299,129      2,891,049     459,924
                                        --------      ---------     ----------   ---------
Net increase (decrease) in cash and
  equivalents.......................     (65,884)       115,033      1,940,430     (98,838)
Cash and equivalents beginning of
  period............................     115,033             --         49,149     115,033
                                        --------      ---------     ----------   ---------
Cash and equivalents end of
  period............................    $ 49,149      $ 115,033     $1,989,579   $  16,195
                                        ========      =========     ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
          Interest expense paid.....    $ 70,423      $   1,613     $  167,960   $  35,382
                                        ========      =========     ==========   =========

See notes to consolidated financial statements

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
           (INFORMATION FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND
                               1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Star Services Group, Inc. and subsidiaries (hereinafter "Star" or the "Company") is presented to assist in understanding the consolidated financial statements. The financial statements and notes are representations of the management of Star Services Group, Inc. and subsidiaries which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Star Services Group, Inc. ("Star") and of its wholly-owned subsidiaries, Delta Recycling Corp. ("Recycling"), Delta Transfer Corp. ("Transfer"), Delrock Management Corp. ("Delrock"), Eastern Recycling, Inc. ("Eastern") and Delta Resources Corp. ("Resources"). Recycling, Transfer, Delrock, Eastern and Resources are collectively referred to as the "Subsidiaries". Significant intercompany accounts and transactions have been eliminated. On February 4, 1999, Star acquired 100% of the issued and outstanding capital stock of Recycling, Transfer, Delrock, Eastern and Resources, thereby making them wholly-owned subsidiaries of Star. Prior to that date, and throughout the years ended December 31, 1998 and 1997, the ownership and voting percentage of each of the Subsidiaries were identical. The ownership and voting percentage of Star Services subsequent to the acquisitions of the Subsidiaries is also identical to that of the Subsidiaries prior to the acquisitions. Because of the identical ownership of Star Services and the Subsidiaries, the acquisitions have been accounted for as a recapitalization, similar to a pooling of interests, because the transaction was not substantive. The capital structure for all periods has been retroactively restated to give effect to the business combination and the capital structure of Star Services.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

INTERIM FINANCIAL REPORTING

     The unaudited financial statements for the nine-month periods ended September 30, 1999 and 1998 reflect all adjustments which are in the opinion of management, necessary

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to a fair statement of the financial position, results of operations and cash flows of the interim periods presented.

HISTORY AND BUSINESS ACTIVITY

     Star Services Group, Inc. was incorporated in the State of Florida on February 3, 1999. Its corporate offices and operations are located in Pompano Beach, Florida. The Company operates in several segments of the environmental services industry: collection, recycling and disposal of construction and demolition debris, land clearing, yard waste debris, and source separated recyclable materials. The Company's operations are carried out by Delta Recycling Corp. which was incorporated in the State of Florida on August 26, 1997, Delrock Management Corp. which was incorporated in the State of Florida on May 29, 1998, Delta Transfer Corp. which was incorporated in the State of Florida on August 26, 1998, Eastern Recycling, Inc. which was incorporated in the State of Florida on June 11, 1997, and Delta Resources Corp. which was incorporated in the State of Florida on January 29, 1999. Operations commenced with the incorporation of Delta Recycling Corp. on August 26, 1997.

     Delta Recycling Corp. and Delta Transfer Corp. operate material resource recovery facilities ("MRF"), which are environmentally licensed and regulated by the State of Florida Department of Environmental Protection and the Broward County Department of Natural Resources Protection. As a MRF, these facilities accept assorted loads of debris consisting of construction and demolition debris, land clearing, and yard waste and source separated materials primarily from customers in the construction and demolition debris industry. The incoming loads are processed using an semi-automated sorting system to separate recyclables from the waste stream. Additional loads are also supplied by Delta Recycling Corp. through its hauling operations. The reclaimed recyclables are shipped to end user markets for re-use. Delta Recycling Corp. also operates a solid waste disposal service to collect and transport materials for the industry segment. Delrock Management Corp. owns real estate used in conjunction with the Company's operations. Eastern Recycling, Inc. has been inactive throughout 1997 and 1998. Delta Resources Corp. commenced operations in February 1999 as the operator of a construction and demolition debris landfill in Titusville, Florida.

CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     The Company routinely maintains cash balances with one bank under limits insured by the Federal Deposit Insurance Corporation (FDIC). At December 31, 1998, the Company's cash balance with this bank did not exceed the FDIC insured limit. At December 31, 1997, the Company's cash balance exceeded the FDIC insured limit by

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $15,000. There is off-balance sheet risk to the extent that outstanding checks, when added to the cash balance, exceed the limit insured by the FDIC. The Company also maintains cash in a money market account with an investment fund company. The Company has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on cash.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable, long-term debt and capital lease obligations approximate fair value when current interest rates for similar debt securities are applied.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              -----
Machinery and equipment.....................................  5-10
Office furniture and equipment..............................     5
Structures and improvements.................................  5-39

     Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

REVENUE RECOGNITION

     The Company recognizes revenue upon receipt and acceptance of waste materials at its material recovery facilities and landfills and upon collection of waste materials for its waste disposal operations.

ENVIRONMENTAL COSTS

     It is our policy and a requirement of the Florida Administrative Code for all environmental solid waste permits to establish and maintain financial assurance for closure and post closure. This financial assurance must be approved by the Florida Department of Environmental Protection. The financial assurance mechanism must include funds for removing all stockpiles and provide for site closure. We do not carry any additional insurance or other coverage for environmental liabilities. Because the Company does not presently own any landfill sites, there have been no accruals required for closure or post-closure costs.

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CASH AND EQUIVALENTS

     For purposes of the consolidated statements of cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES

     The Company financed equipment purchases as follows:

                                                                     NINE-MONTH
                                          YEAR ENDED DECEMBER 31,   PERIOD ENDED
                                          -----------------------   SEPTEMBER 30,
                                             1998         1997          1999
                                          -----------   ---------   -------------
                                                                     (UNAUDITED)
Property and equipment purchased........  $ 2,014,879   $ 402,703    $ 3,068,637
Long-term debt financing................   (1,445,297)   (244,202)    (2,289,212)
                                          -----------   ---------    -----------
Capital expenditures....................  $   569,582   $ 158,501    $   779,425
                                          ===========   =========    ===========

     During 1998, the Company received capital contributions and its subsidiaries purchased treasury stock as follows:

Capital contributions.......................................  $ 411,000
Expenditures for treasury stock of subsidiaries.............    (66,840)
                                                              ---------
Net proceeds from capital contributions.....................    344,160
Debt issued to purchase treasury stock of subsidiaries......   (136,960)
                                                              ---------
Net capital contributed.....................................  $ 207,200
                                                              =========

PRO FORMA INFORMATION (UNAUDITED)

     The statements of operations present pro forma information (unaudited) of income tax expense which would have been recorded had Star's subsidiaries been taxable corporations based on the tax laws in effect during the period and the resultant pro forma effect on net income (loss) and earnings (loss) per share.

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                    DECEMBER 31,
                                               -----------------------   SEPTEMBER 30,
                                                  1998         1997          1999
                                               ----------   ----------   -------------
                                                                          (UNAUDITED)
Notes payable to various financial
  institutions in monthly installments
  totalling $33,469 in 1998 and $7,677 in 1997,
  including interest ranging from 5.9% to
  11.4%. The notes mature in April 2001 through
  November 2007. The notes are secured by
  machinery and equipment....................  $1,211,517   $  242,331    $3,102,227

Mortgage payable to an individual in monthly
  installments of $5,455, including interest
  at 8%, through August 2003.................     337,387           --       260,323

Notes payable to individuals in monthly
  installments totalling $3,639, including
  interest at 7%. The notes mature in
  September 2001 through November 2003 and
  are personally guaranteed by the Company's
  majority shareholders......................     133,260           --        38,000
                                               ----------   ----------    ----------
                                                1,682,164      242,331     3,400,550
Less current portion.........................     365,265       22,102       733,738
                                               ----------   ----------    ----------
                                               $1,316,899   $  220,229    $2,666,812
                                               ==========   ==========    ==========

     As of December 31, 1998, maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1999.....................................................   $  365,265
2000.....................................................      414,234
2001.....................................................      344,676
2002.....................................................      222,213
2003.....................................................      138,731
Thereafter...............................................      197,045
                                                            ----------
                                                            $1,682,164
                                                            ==========

3. NOTES PAYABLE - RELATED PARTIES

     Notes payable -- related parties represent uncollateralized, non-interest bearing loans made to the Company by related parties. The notes are payable on demand.

4. LOANS FROM SHAREHOLDERS

     Loans from shareholders represent uncollateralized, non-interest bearing advances to the Company, payable on demand.

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. SHAREHOLDERS' EQUITY

COMMON STOCK

     As described in Note 1, on February 4, 1999, Star Services Group, Inc. issued 5,000,000 shares of common stock to acquire all of the issued and outstanding shares of the Subsidiaries. Prior to that date, and throughout 1998 and 1997, the ownership and voting percentage of the Subsidiaries was identical. The ownership and voting percentage of Star Services subsequent to the acquisitions was also identical to that of the Subsidiaries prior to the acquisitions. As a result, the business combination has been accounted for as a recapitalization, similar to a pooling of interests. The capital structure for all periods has been retroactively restated to give effect to the business combination and the capital structure of Star Services.

PREFERRED STOCK

     The Company's articles of incorporation provide that the Company may authorize the issuance of up to 5,000,000 shares of preferred stock. The preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Company's Board of Directors may determine by resolution.

6. COMMITMENTS AND CONTINGENCIES

LEASE AGREEMENTS

     From inception through October 1998, the Company maintained its offices on the site of the 50-acre material recovery facility described in the following paragraph. During November 1998 through January 1999, the Company leased its offices on a month-to-month basis. Effective February 1, 1999, the Company entered into an operating lease for its office facilities. The lease is for a three-year period ending January 2002 with an option to extend the lease for an additional three years.

     The Company leases a total of approximately 80 acres of land under operating leases on which it operates its two material recovery facilities. The Company is leasing approximately 50 acres for a five-year period ending in June 2002 at a monthly rental of $8,333. The lease provides for an option to renew the lease for a second five-year term. The Company also leases approximately 30 acres for a one-year period ending August 1999, with a one-year option to renew. The lease also provides for the option to purchase the facility for $4,000,000. Rent expense under the above office and facilities leases totalled $154,610 for the year ended December 31, 1998.

     Effective February 15, 1999, Delta Resources Corp. entered into an operating lease for approximately 90 acres of land which include a 48-acre construction and demolition landfill in Titusville, Florida. Under the terms of the 18-month agreement, the monthly rental is $4,000 for the first four months and $8,000 per month thereafter. During the term of the lease, the Company is to pursue certain environmental permits, wetland issues and zoning. In the event that the Company exercises its option to purchase the property (as described in
Note 8), $4,000 of each $8,000 payment made shall be applied against the
$600,000

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

purchase price. If the aforementioned permits and licenses have not been received, the Company has the option to renew the term of the lease for an additional 18-month period. Rent during the renewal period shall not be applied to the purchase price.

     During 1998, the Company commenced leasing four of its trucks from a financing corporation under operating leases, which expire in various months of 2003. The Company has the option to purchase the trucks and trailers for the fair market value at the expiration of the lease term. Lease expense under these operating leases for the year ended December 31, 1998 and was $47,372.

MINERAL EXTRACTION AGREEMENT

     Eastern Recycling, Inc. entered into a mineral extraction agreement, dated October 10, 1997, and amended May 26, 1998, whereby Eastern Recycling, Inc. has the exclusive right to excavate, dredge, mine and remove all sand products in and from an 18.2 acre lake area located in Pompano Beach, Florida.

     The parties in the contract, through Eastern Recycling, Inc., will conduct the mining production and sale of screened mason sand, its by-products, lawn sand, stabilizer and fill for sale to third parties.

     The agreement includes the lease of approximately 6.5 acres of land adjoining the lake area. Under the terms of the agreement, the Company is obligated to pay a royalty of 15% of gross sales price for all minerals and materials extracted, or $.50 per ton, whichever is greater. Such royalty payments shall not be less than $2,500 per month. Such payments commenced in July 1998.

     Royalty and rent payments under the mineral extraction agreement totalled $15,000 for the year ended December 31, 1998.

FUTURE MINIMUM PAYMENTS

     The minimum future payments under the above lease and mineral extraction agreements are as follows:

YEAR ENDING                                     OPERATING                 MINERAL
DECEMBER 31,                                    FACILITIES   EQUIPMENT   EXTRACTION
------------                                    ----------   ---------   ----------
1999..........................................   $354,202    $ 78,921     $ 30,000
2000..........................................    190,085      78,921       30,000
2001..........................................    131,724      78,921       30,000
2002..........................................     52,655      78,921       30,000
2003..........................................         --      47,863       30,000
Thereafter....................................         --          --      120,000
                                                 --------    --------     --------
                                                 $728,666    $363,547     $270,000
                                                 ========    ========     ========

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

GOVERNMENT REGULATION

     Substantially all of the Company's operations are subject to federal, state and local regulations relating to the disposition of environmentally-sensitive waste. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal, state and local requirements.

7. INCOME TAXES

     During 1998 and 1997, the Subsidiaries elected to be treated as S Corporations under the provisions of the Internal Revenue Code and similar provisions of state tax laws. As S Corporations, the net income or loss of the Subsidiaries was reportable by the shareholders who were responsible for any income taxes thereon. Therefore, no provision for taxes on income has been included in the 1998 or 1997 financial statements. Star's acquisition of the Subsidiaries in 1999 automatically terminated their S Corporation elections. Therefore, a provision for income tax benefit has been recognized for the nine-month period ended September 30, 1999 at the statutory U.S. income tax rate of 35%.

     There are no material differences in the basis of assets and liabilities for income tax and financial reporting purposes.

8. SUBSEQUENT EVENTS

PRIVATE PLACEMENT

     During February 1999, Star commenced a private placement under which it is offering up to 1,500,000 shares of its $.01 par value common stock at a purchase price of $2 per share. Under the terms of the offering, 500,000 shares will be offered on a "best efforts, all-or-none" basis and up to an additional 1,000,000 shares on a "best efforts" basis. The Company may sell up to an additional 500,000 shares solely to cover over-allotments. The subscription period will end on April 30, 1999 unless (i) extended by the Company for a period of up to an additional 60 days, (or 90 days if the over-allotment option is exercised) or
(ii) terminated earlier, at any time, by the Company in its sole discretion. If all of the 2,000,000 shares are sold, including the over-allotment, the Company estimates receiving net proceeds of approximately $3,950,000. The Company anticipates using such net proceeds to fund potential acquisitions, for debt repayment and for working capital. The private placement was completed during May 1999.

BUSINESS COMBINATION (UNAUDITED)

     Effective June 22, 1999, Star Services effected a business combination with Bailey & Baron, Inc., a publicly-held shell corporation. Under the terms of the agreement, the shell corporation, which had 1,000,000 common shares outstanding, issued 7,000,000 unregistered shares of its common stock in exchange for all of the outstanding common stock of

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Star Services. As a result of the transaction, the shareholders of Star Services received stock representing approximately 88% of the public shell corporation, thereby effecting a change in control of the public entity.

     Such business combination has been accounted for as a reverse acquisition. Under the accounting rules for a reverse acquisition, Star Services is considered the acquiring entity. As a result, historical financial information for periods prior to the date of the transaction is that of Star Services. However, the capital structure for all periods presented has been restated to reflect the capital structure of Bailey & Baron, Inc. as the legal acquirer. Goodwill was not recorded in the merger since the transaction was equivalent to the issuance of stock by Star Services for the net monetary assets of the public shell corporation.

     Effective October 1, 1999, the Company acquired 100% of the capital stock of Mario's Equipment Rental, Inc. ("Mario's") in exchange for 100,000 shares of Star's common stock and a $100,000 note. The share issuance has been recorded at the bid price of the Company's common stock for two days before and after September 21, 1999, the date the agreement was entered into. The value of the consideration given in excess of the fair value of the net equity of Mario's has been recorded as goodwill which is being amortized over a 10-year period.

ACQUISITION AGREEMENT

     During February 1999, the Company entered into an agreement to acquire the operations of a landfill operation in Titusville, Florida. In connection therewith, the Company entered into an operating lease for the landfill, as described in Note 5. In addition, the Company entered into an option to purchase the landfill, including licenses and permits and a noncompete agreement with the owner, for $600,000. Such option expires July 31, 2000, but may be renewed for an additional year if the operating lease agreement is renewed. In the event that the option to purchase is exercised, consideration shall include a $500,000 mortgage payable every other month over a ten-year period in installments of $11,577 including interest at 7%. In addition, the Company entered into a consulting agreement with the owner of the landfill to provide consulting services to the Company for a three-year period in exchange for a prepaid consulting fee of $100,000.

STOCK OPTION PLAN

     The 1999 Stock Option Plan was adopted by the Board of Directors effective as of February 3, 1999. The plan is intended to provide employees, consultants and directors with additional incentives by increasing their proprietary interests in the Company. Under the plan, Star may grant options with respect to 2,000,000 shares of the Company's common stock. Concurrent with the effective date of the plan, the Company's board granted options to purchase 759,000 shares of common stock at an exercise price of $0.30 per share. All such options vest over a four-year schedule and are exercisable no later than 10 years after the grant date.

                           STAR SERVICES GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, the Company is recording stock-based compensation based on the difference between the $2.00 per share estimated fair market value of the Company's stock on the date of the grant and the $0.30 per share exercise price. Such compensation is being recorded over the four-year vesting period of the options. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (Statement 123).

     A summary of stock-based compensation is as follows:

Total compensation to be recognized........................  $1,290,300
Compensation recognized during the
  nine-month period ended September 30, 1999...............     215,050
                                                             ----------
Deferred compensation at September 30, 1999................  $1,075,250
                                                             ==========

          INDEPENDENT AUDITORS' REPORT ON OTHER FINANCIAL INFORMATION

The Shareholders
Star Services Group, Inc.

     The audited consolidated financial statements of the Company and our report thereon are presented in the preceding section of this report. The financial information in Schedule II -- Valuation and Qualifying Accounts on page II-5 is presented for purposes of additional analysis and is not a required part of the financial statements of the Company. Such information has been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          HORTON & COMPANY, L.L.C.

Wayne, New Jersey
March 18, 1999

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following pro forma condensed consolidated financial statements have been prepared to give effect to the acquisition of Mario's Equipment Rental, Inc. ("Mario's"), as if the transaction had taken place at September 30, 1999 for the pro forma condensed consolidated balance sheet, and at January 1, 1998 for the pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine-month period ended September 30, 1999.

     The pro forma information is based on historical financial statements giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

     The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Star Services Group, Inc.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                               SEPTEMBER 30, 1999


                                HISTORICAL FINANCIAL
                                     STATEMENTS                           PRO FORMA
                              ------------------------      PRO FORMA     FINANCIAL
                                 STAR        MARIO'S       ADJUSTMENTS   STATEMENTS
                              ----------   -----------     -----------   -----------
ASSETS
Current assets:
  Cash and equivalents......  $1,989,579   $    15,470                   $ 2,005,049
  Accounts Receivable.......   1,326,461       200,834                     1,527,295
  Prepaid expenses..........      84,292        26,448                       110,740
  Deferred income taxes.....     100,000            --                       100,000
                              ----------   -----------                   -----------
     Total current assets...   3,500,332       242,752                     3,743,084
                              ----------   -----------                   -----------
Property and equipment,
  net.......................   5,030,503       314,537                     5,345,040
                              ----------   -----------                   -----------
Other assets
  Deferred income taxes,
     net....................     217,883            --                       217,883
  Deferred charges..........      95,247                                      95,247
  Goodwill..................          --            --(a)    719,046         719,046
                              ----------   -----------      --------     -----------
                                 313,130            --                     1,032,176
                              ----------   -----------      --------     -----------
     Total assets...........  $8,843,965   $   557,289      $719,046     $10,120,300
                              ==========   ===========      ========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of
     long-term debt.........  $  733,738   $   130,646                   $   864,384
  Notes payable.............          --        87,000(a)    100,000         187,000
                                                            --------
  Accounts payable..........     876,941       237,929                     1,114,870
  Accrued expenses..........     504,629            --                       504,629
                              ----------   -----------                   -----------
     Total current
       liabilities..........   2,115,308       455,575       100,000       2,670,883
                              ----------   -----------      --------     -----------
Long-term debt, net of
  current portion...........   2,666,812       232,260                     2,899,072
                              ----------   -----------                   -----------
Shareholders' equity:
  Common stock, (8,000,000
     actual shares and
     8,100,000 pro forma
     shares)................      80,000           100(a)       (100)         80,100
                                                      (a)        100
  Additional paid-in
     capital................   4,632,250           900(a)       (900)      5,120,650
                                                      (a)    488,400
  Accumulated deficit.......    (650,405)     (131,546)(a)   131,546        (650,405)
                              ----------   -----------      --------     -----------
     Total shareholders'
       equity...............   4,061,845      (130,546)      619,046       4,550,345
                              ----------   -----------      --------     -----------
     Total liabilities and
       shareholders'
       equity...............  $8,843,965   $   557,289      $719,046     $10,120,300
                              ==========   ===========      ========     ===========


See notes to pro forma condensed consolidated financial statements.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                     HISTORICAL FINANCIAL
                                          STATEMENTS                       PRO FORMA
                                     ---------------------    PRO FORMA    FINANCIAL
                                        STAR      MARIO'S    ADJUSTMENTS   STATEMENTS
                                     ----------   --------   -----------   ----------
Revenue............................  $8,126,509   $922,674                 $9,049,183
                                     ----------   --------                 ----------
Expenses:
  Direct costs.....................   6,494,178    502,587                  6,996,765
  Selling and administrative.......   1,944,063    289,100                  2,233,163
  Stock-based compensation.........     215,050         --                    215,050
  Depreciation and amortization....     266,273     96,141(b)    53,928       416,342
                                     ----------   --------                 ----------
                                      8,919,564    887,828                  9,861,320
                                     ----------   --------                 ----------
Income (loss) from operations......    (793,055)    34,846                   (812,137)
Other income (expense):
  Interest income..................      52,777         --                     52,777
  Interest expense.................    (167,960)   (25,595)(d)   (4,513)     (198,068)
  Miscellaneous income.............          --     36,885                     36,885
                                     ----------   --------                 ----------
Income (loss) before income
  taxes............................    (908,238)    46,136                   (920,543)
Income tax benefit.................     317,883         --(c)     4,307       322,190
                                     ----------   --------                 ----------
Net income (loss)..................  $ (590,355)  $ 46,136                 $ (598,353)
                                     ==========   ========                 ==========
Earnings (loss) per share..........  $    (0.09)  $   0.46                 $    (0.09)
                                     ==========   ========                 ==========
Weighted average shares
  outstanding......................   6,646,016    100,000                  6,746,016
                                     ==========   ========                 ==========

See notes to pro forma condensed consolidated financial statements.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                 HISTORICAL FINANCIAL
                                      STATEMENTS                          PRO FORMA
                               ------------------------      PRO FORMA    FINANCIAL
                                  STAR        MARIO'S       ADJUSTMENTS   STATEMENTS
                               ----------    ----------     -----------   ----------
Revenue....................    $3,542,851    $1,044,424                   $4,587,275
                               ----------    ----------                   ----------
Expenses
  Direct costs.............     2,449,085       630,071                    3,079,156
  Selling and
     administrative........       935,723       292,956                    1,228,679
  Depreciation and
     amortization..........       177,362        81,108(b)   $  71,905       330,375
                               ----------    ----------                   ----------
                                3,562,170     1,004,135                    4,638,210
                               ----------    ----------                   ----------
Income (loss) from
  operations...............       (19,319)       40,289                      (50,935)
Interest expense...........       (70,423)      (10,643)(d)     (6,017)      (87,083)
Miscellaneous income.......            --         4,443                        4,443
                               ----------    ----------                   ----------
Income (loss) before income
  taxes....................       (89,742)       34,089                     (133,575)
Income tax benefit.........            --            --(c)      46,751        46,751
                               ----------    ----------      ---------    ----------
Net income (loss)..........    $  (89,742)   $   34,089                   $  (86,824)
                               ==========    ==========                   ==========
Earnings (loss) per
  share....................    $    (0.02)   $     0.34                   $    (0.02)
                               ==========    ==========                   ==========
Weighted average shares
  outstanding..............     5,000,000       100,000                    5,100,000
                               ==========    ==========                   ==========

See notes to pro forma condensed consolidated financial statements.

                   STAR SERVICES GROUP, INC. AND SUBSIDIARIES

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     (a) Reflects the issuance of 100,000 shares of Star's common stock plus a $100,000 note to purchase all outstanding shares of Mario's. The share issuance has been recorded at the fair value of $4 7/8 per share which represents the average of the bid price of the Company's common stock for two days before and two days after September 21, 1999, the date the agreement was entered into. The value of the consideration given in excess of the fair value of the net equity of the company acquired is recorded as goodwill.

     (b) Reflects the effect of amortization of goodwill recorded in connection with the purchase acquisition of Mario's. Amortization is being recorded over a 10-year period.

     (c) Reflects the pro forma effect on income taxes of the business combination as if the companies had been taxable corporations during the period.

     (d) Reflects interest expense on $100,000 note at 7%.

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders
Mario's Equipment Rental, Inc.
Coral Springs, Florida

     We have audited the accompanying balance sheet of Mario's Equipment Rental, Inc. as of December 31, 1998, and the related statements of income, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mario's Equipment Rental, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              GOLDSTEIN LEWIN & CO.
Boca Raton, Florida
July 9, 1999

                         MARIO'S EQUIPMENT RENTAL, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31,   SEPTEMBER 30,
                                                        1998           1999
                                                    ------------   -------------
                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash............................................   $   3,241       $  15,470
  Accounts Receivable.............................     154,716         200,834
  Other Current Assets............................       6,488          26,448
                                                     ---------       ---------
          Total Current Assets....................     164,445         242,752
  EQUIPMENT, Net..................................     279,356         314,537
                                                     ---------       ---------
                                                     $ 443,801       $ 557,289
                                                     =========       =========
      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current Maturities of
  Long-Term Debt..................................   $ 106,436       $ 130,646
  Accounts Payable................................     120,893         237,929
  Accrued Liabilities.............................      22,034
  Related Party Loan..............................     124,000          87,000
                                                     ---------       ---------
          Total Current Liabilities...............     373,363         455,575
                                                     ---------       ---------
LONG TERM DEBT,
  Less Current Maturities.........................     187,158         232,260
                                                     ---------       ---------
COMMITMENT
STOCKHOLDERS' DEFICIT
  Common Stock $1 Par Value; Authorized 1,000
     Shares, Issued and Outstanding, 100 Shares...         100             100
  Additional Paid-in Capital......................         900             900
  Accumulated Deficit.............................    (117,720)       (131,546)
                                                     ---------       ---------
                                                      (116,720)       (130,546)
                                                     ---------       ---------
                                                     $ 443,801       $ 557,289
                                                     =========       =========

The accompanying notes are an integral part of these financial statements.

                         MARIO'S EQUIPMENT RENTAL, INC.

                              STATEMENTS OF INCOME

                                                                      NINE MONTHS ENDED
                                                    YEAR ENDED          SEPTEMBER 30,
                                                   DECEMBER 31,   --------------------------
                                                       1998          1999           1998
                                                   ------------   -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
REVENUE, Net.....................................   $1,044,424     $922,674       $788,836
COST OF SALES....................................      711,179      598,728        529,650
                                                    ----------     --------       --------
       Gross Profit..............................      333,245      323,946        259,186
GENERAL AND ADMINISTRATIVE EXPENSES..............      292,956      289,100        169,595
                                                    ----------     --------       --------
       Income from Operations....................       40,289       34,846         89,591
                                                    ----------     --------       --------
OTHER INCOME (EXPENSE)
  Miscellaneous Income...........................        4,443       36,885          2,440
  Interest Expense...............................      (10,643)     (25,595)        (5,290)
                                                    ----------     --------       --------
       Total Other Income (Expense)..............       (6,200)      11,290         (2,850)
                                                    ----------     --------       --------
       Net Income................................   $   34,089     $ 46,136       $ 86,741
                                                    ==========     ========       ========

The accompanying notes are an integral part of these financial statements.

                         MARIO'S EQUIPMENT RENTAL, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                         COMMON STOCK     ADDITIONAL
                                        ---------------    PAID-IN     ACCUMULATED
                                        SHARES   AMOUNT    CAPITAL       DEFICIT       TOTAL
                                        ------   ------   ----------   -----------   ---------
Balance, January 1, 1998..............   100      $100       $900       $ (68,897)   $ (67,897)
Distributions.........................                                    (82,912)     (82,912)
Net Income............................                                     34,089       34,089
                                         ---      ----       ----       ---------    ---------
Balance, December 31, 1998............   100       100        900        (117,720)    (116,720)
Distributions (unaudited).............                                    (59,962)     (59,962)
Net Income (unaudited)................                                     46,136       46,136
                                         ---      ----       ----       ---------    ---------
Balance, September 30, 1999
(unaudited)...........................   100      $100       $900       $(131,546)   $ 130,546
                                         ===      ====       ====       =========    =========

The accompanying notes are an integral part of these financial statements.

                         MARIO'S EQUIPMENT RENTAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      NINE MONTHS ENDED
                                                    YEAR ENDED          SEPTEMBER 30,
                                                   DECEMBER 31,   -------------------------
                                                       1998          1999          1998
                                                   ------------   -----------   -----------
                                                                  (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income..................................   $  34,089      $  46,136     $  86,741
     Adjustments to Reconcile Net Income to Net
       Cash Provided by Operating Activities:
          Depreciation...........................      81,035         96,141        40,985
          Amortization...........................          73
          Change in Assets and Liabilities:
          (Increase) Decrease in:
            Accounts Receivable..................     (88,669)       (46,118)      (85,927)
            Other Current Assets.................      (1,306)       (19,960)           44
          Increase (Decrease) in:
            Accounts Payable and Accrued
               Liabilities.......................     (11,790)        95,002        51,018
                                                    ---------      ---------     ---------
               Net Cash Provided by Operating
                 Activities......................      13,432        171,201        92,861
                                                    ---------      ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of Equipment.......................      (3,011)        (5,000)
                                                    ---------      ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Related Party Loan.................     130,000          2,000
Payments on Related Party Loan...................      (6,000)       (39,000)
     Payments on Notes Payable...................     (58,384)       (57,010)      (37,140)
     Distributions to Stockholders...............     (82,912)       (59,962)      (62,925)
                                                    ---------      ---------     ---------
               Net Cash Used In Financing
                 Activities......................     (17,296)      (153,972)     (100,065)
                                                    ---------      ---------     ---------
               Increase (Decrease) in Cash.......      (6,875)        12,229        (7,204)
Cash:
     Beginning...................................      10,116          3,241        10,116
                                                    ---------      ---------     ---------
     Ending......................................   $   3,241      $  15,470     $   2,912
                                                    =========      =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
          Cash Paid for Interest.................   $  10,643      $  25,595     $   5,290
                                                    =========      =========     =========
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING
  AND FINANCING ACTIVITIES:
          Acquisition of Equipment through
            Financing Arrangements, Net of
            Trade-ins............................   $ 272,518      $ 126,322     $  93,269
                                                    =========      =========     =========

The accompanying notes are an integral part of these financial statements.

                         MARIO'S EQUIPMENT RENTAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1:  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Mario's Equipment Rental, Inc. was incorporated on November 17, 1993, under the laws of the State of Florida. The Company is engaged in the construction site preparation service business with an emphasis on property grading and waste collection in Southeastern Florida.

REVENUE RECOGNITION


     Revenue is recognized on the accrual basis, when services have been provided.


CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There are no cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, notes payable, and related party loans. The carrying amount of these financial instruments have been estimated by management to approximate fair value.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAX STATUS

     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be treated as an S-corporation. In lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income.

                         MARIO'S EQUIPMENT RENTAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
INTERIM FINANCIAL DATA
     In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 1999, and the results of its operations, cash flows and changes in stockholders' deficit for the nine months ended September 30, 1999. The results of operations and cash flows for the nine-month period ended September 30, 1999, are not necessarily indicative of the results of operations or cash flows for the full year. The unaudited interim financial statements for the nine-month period ended September 30, 1999, does not include all disclosures required by generally accepted accounting principles.
NOTE 2:  PROPERTY AND EQUIPMENT
     Property and equipment at December 31, 1998, consists of:

                                                                YEARS
                                                                -----
Trucks and Equipment...............................  $380,279    5-7
Less: Accumulated Depreciation.....................   100,923
                                                     --------
                                                     $279,356
                                                     ========

NOTE 3:  LONG-TERM DEBT

Long-term debt consists of notes to financial institutions,
payable monthly in amounts aggregating $11,428, including
interest at rates ranging from 2.9% to 10.5%. The notes
mature at various dates through 2002 and are collateralized
by substantially all the Company's equipment. The notes are
guaranteed by the shareholders..............................  $293,594

       Less Current Maturities..............................   106,436
                                                              --------
                                                              $187,158
                                                              ========

     Aggregate maturities required on long-term debt are as follows:

                YEAR ENDING DECEMBER 31,
                ------------------------
1999.....................................................  $106,436
2000.....................................................   100,099
2001.....................................................    70,600
2002.....................................................    16,459
                                                           --------
                                                           $293,594
                                                           ========

NOTE 4:  RELATED PARTY TRANSACTIONS
     The Company shares office facilities with two other related companies under a month to month lease. Rent expense is computed based on the relationship of the Company's sales to the total sales of the three companies. Rent expense for the year ended December 31, 1998, was $1,618. In addition, administrative expenses in the amount of

                         MARIO'S EQUIPMENT RENTAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

$1,605 have been allocated to the Company based on the same relationship. Management believes these allocations to be reasonable.

     The Company leases equipment from a related party under month to month leases aggregating $2,962 per month.

     A related party has secured a 300,000 line of credit from a financial institution. The balance on the line at December 31, 1998 amounted to $124,000, such amounts have been advanced to the Company. At December 31, 1998, the interest rate was 8.05% and is being repaid by the Company.

     Included in accounts payable at December 31, 1998 are the following amounts payable to related entities:

Accounts payable to Magnum Land Development...............  $   615
Accounts payable to Plantation Auto Care..................    1,068
Accounts payable to Watson Trucking and Equipment.........   32,053
                                                            -------
                                                            $33,736
                                                            =======

NOTE 5:  COMMITMENT

     The Company is liable on a lease for a vehicle requiring monthly payments of $285, which expires in February 2001. The minority shareholder is making the payments on this lease.

NOTE 6: EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     In September 1999, the Company signed an agreement, effective October 1, 1999, to sell and/or lease the assets and certain liabilities of the Company to Delta Site Development Corporation, a wholly owned subsidiary of Star Services Group, Inc. in consideration for a $100,000 7% promissory note payable in 36 monthly installments and 100,000 restricted shares (valued at $4.00 per share) of Star Services Group, Inc. common stock.

     The purchase price is subject to certain adjustments based upon future revenue, sublease agreements and other items as defined in the agreement.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.........  $ 27,800
Legal fees and expenses.....................................    85,000
Accounting fees and expenses................................    50,000
Fees and Expenses (including legal fees) for qualifications
  under state securities laws...............................     5,000
Registrar and transfer agents fees and expenses.............       500
Miscellaneous...............................................    10,000
                                                              --------
     Total..................................................  $181,300
                                                              ========

     All amounts except the Securities and Exchange Commission registration fee are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law whether now or hereafter. The Registrant has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

 3.1  --   Articles of Incorporation of the Company.*
 3.2  --   Bylaws of the Company.*
 5    --   Form of Opinion of Greenberg Traurig, P.A.
10.1  --   Star Services Group, Inc. 1999 Stock Option Plan.*
10.2  --   Employment Agreement between the Company and Thomas
           Roberts.*
10.3  --   Asset Sale Agreement between the Company and Industrial
           Waste Services.*
10.4  --   Asset Purchase and Real Estate Acquisition Agreement dated
           May 1999 among Delta Resources Corp., Holmes Dirt Services,
           Inc. and William Holmes and Judith Holmes.*
10.5  --   Lease Agreement dated February 1, 1999 between JMA
           Investment, Inc. and Delta Recycling Corp.*
10.6  --   Asset Purchase Agreement dated as of August 1999 between
           Mario's Equipment Rental, Inc. and Delta Site Development
           Corp.*
21.1  --   Subsidiaries of the Registrant.*
23.1  --   Consent of Horton & Company, LLC.
23.2  --   Consent of Goldstein Lewin & Co.
23.3  --   Consent of Greenberg Traurig, P.A. (Included in Exhibit 5).
24.0  --   Reference is made to the Signatures section of this
           Registration Statement for the Power of Attorney contained therein.
  27  --   Financial Data Schedule (for SEC use only)*

     (b) Financial Statement Schedules:

     Schedule II -- Valuation and Qualifying Accounts

* Previously filed

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Articles of Incorporation and By-Laws of the Registrant and the laws of the State of Florida, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on this 13th day of December, 1999.


                                            STAR SERVICES GROUP, INC.

                                            By:    /s/ JACK R. CASAGRANDE
                                               ---------------------------------
                                                      Jack R. Casagrande,
                                                     Chairman of the Board
                                                  and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                               TITLE                 DATE
                   ---------                               -----                 ----
             /s/ JACK R. CASAGRANDE               Chairman of the Board    December 13, 1999
------------------------------------------------    and Chief Executive
               Jack R. Casagrande                   Officer (Principal
                                                    Executive Officer)

             /s/ PATRICK F. MARZANO               President and Director   December 13, 1999
------------------------------------------------
               Patrick F. Marzano

               /s/ RICHARD LOSS*                  Chief Financial Officer  December 13, 1999
------------------------------------------------    (Principal Financial
                  Richard Loss                      and Accounting
                                                    Officer)

              /s/ PHILLIP FOREMAN*                Director                 December 13, 1999
------------------------------------------------
                Phillip Foreman

             /s/ THOMAS R. ROBERTS*               Vice President,          December 13, 1999
------------------------------------------------    Environmental
               Thomas R. Roberts                    Compliance and
                                                    Director

             /s/ FRANK P. MARZANO*                Director                 December 13, 1999
------------------------------------------------
                Frank P. Marzano

              /s/ RICK CASAGRANDE*                Director                 December 13, 1999
------------------------------------------------
                Rick Casagrande

              /s/ SAMUEL G. WEISS*                Director                 December 19, 1999
------------------------------------------------
                Samuel G. Weiss

          *By: /s/ JACK R. CASAGRANDE
   ------------------------------------------
              Jack R. Casagrande,
              as Attorney-in-Fact

                           STAR SERVICES GROUP, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                BALANCE AT   CHARGED TO   CHARGED                  BALANCE
                                BEGINNING     COST AND    TO OTHER                AT END OF
                                OF PERIOD     EXPENSES    ACCOUNTS   DEDUCTIONS    PERIOD
                                ----------   ----------   --------   ----------   ---------
PERIOD AUGUST 26, 1997
(INCEPTION) THROUGH
DECEMBER 31, 1997
Allowance for doubtful
  accounts (deducted from
  accounts receivable)........     $ --         $ --        $ --        $ --        $ --
                                   ----         ----        ----        ----        ----
YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful
  accounts (deducted from
  accounts receivables).......     $ --         $ --        $ --        $ --        $ --
                                   ----         ----        ----        ----        ----

                               INDEX TO EXHIBITS


 3.1  --   Articles of Incorporation of the Company.*
 3.2  --   Bylaws of the Company.*
   5  --   Form of Opinion of Greenberg Traurig, P.A.*
10.1  --   Star Services Group, Inc. 1999 Stock Option Plan.*
10.2  --   Employment Agreement between the Company and Thomas
           Roberts.*
10.3  --   Asset Sale Agreement between the Company and Industrial
           Waste Services.*
10.4  --   Asset Purchase and Real Estate Acquisition Agreement dated
           May 1999 among Delta Resources Corp., Holmes Dirt Services,
           Inc. and William Holmes and Judith Holmes.*
10.5  --   Lease Agreement dated February 1, 1999 between JMA
           Investment, Inc. and Delta Recycling Corp.*
10.6  --   Asset Purchase Agreement dated as of August 1999 between
           Mario's Equipment Rental, Inc. and Delta Site Development
           Corp.*
21.1  --   Subsidiaries of the Registrant.*
23.1  --   Consent of Horton & Company, LLC.
23.2  --   Consent of Goldstein Lewin & Co.
23.3  --   Consent of Greenberg Traurig, P.A. (Included in Exhibit 5).
24.0  --   Reference is made to the Signatures section of this
           Registration Statement for the Power of Attorney contained therein.
  27  --   Financial Data Schedule (for SEC use only)


* Previously filed